EXHIBIT 10.71

CERTAIN INFORMATION (INDICATED BY ASTERISKS) IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

PRIMAL
MASTER SOFTWARE LICENSE AGREEMENT (Monthly)

THIS MASTER SOFTWARE LICENSE AGREEMENT (“Agreement”) is made and entered into as of December 11, 2002 (the “Effective Date”), by and between Primal Solutions, Inc., a Delaware corporation, with its principal place of business located at 18881 Von Karman Avenue, Suite 500, Irvine, California 92612 (“Primal”), and Time Warner Cable Information Services (Maine), LLC, a Limited Liability Company organized under the laws of the State of Delaware with its principle place of business located at 290 Harbor Drive, Stamford, CT 06902 (“Licensee”).

RECITALS

1.           On the terms and conditions set forth herein, Licensee desires to obtain from Primal, and Primal desires to grant to Licensee, a license to use (i) one copy of each of the computer programs described and set forth in a Schedule (as defined below), including without limitation any Error Corrections, Basic Enhancements, Releases, Custom Software, other updates provided by Primal, and any and all development tools, routines, subroutines, applications, software, templates, and other materials relating to any of the foregoing (collectively, the “Programs”), and (ii) the related documentation, and other Primal publications related to the Programs (the “Documentation”), which Documentation shall be  provided to Licensee prior to execution of this Agreement, and shall include complete, current, accurate, comprehensive, clear, English-language user guides and specifications describing the operation and use of the Program, that reasonably enable the intended users to install, configure and operate such Program. Each Schedule shall be mutually agreed to in writing by the parties and incorporated herein by reference (each, a “Schedule”), and may be amended from time to time by mutual written agreement of the parties.

2.           The Programs and the Documentation are collectively referred herein as the “Software.”

3.           This Agreement consists of this Master Software License Agreement (the “MSLA”) and the Schedules.  In the event of a conflict between the MSLA and a Schedule, the MSLA shall control.

AGREEMENT

NOW THEREFORE, in consideration of the mutual promises and covenants set forth herein, Primal and Licensee agree as follows:

1.	SOFTWARE LICENSE; THIRD PARTY PRODUCTS AND SERVICES; INSTALLATION; DELIVERY; ACCEPTANCE TESTING

1.1     License. Primal hereby grants to Licensee, and Licensee hereby accepts from Primal, subject to the terms and conditions of this Agreement, a nontransferable (except as set forth in Section 11), non-sublicenseable, nonexclusive license (the “License”) for the term of this Agreement (i) for its and its Affiliates’ employees, agents and contractors to use one copy (subject to the last sentence of this paragraph) of each Program, in executable object code form only (subject to Section 15), solely at the location(s) specified in the applicable Schedule, or any supplements thereto with respect to such Programs (the “Designated Location(s)”) for Licensee’s and its Affiliates’ data processing needs and (ii) to make and use a reasonable number of copies of the Documentation solely in connection with the License.  Licensee agrees to immediately notify Primal in writing if it installs the Software at any other site(s) other than the Designated Location(s).  The License includes the right to copy and use the Software as reasonably required by Licensee solely for its own or its Affiliates’ internal data processing needs at the Designated Location(s) and for testing, archival, back-up, and disaster recovery purposes.

1.2     Licensed Use.  Licensee acknowledges and agrees that the Programs are licensed and not sold.  Licensee and Licensor agree that Licensee and its Affiliates and any of their employees, agents and contractors are end users in that they are using the Software solely for their own internal business purposes, and that the License does not include any right to use or authorize the use of the Software for any purpose other than to fulfill the internal data processing needs of Licensee and its Affiliates.  Licensee acknowledges and agrees that it has no right whatsoever to license the use, reproduction, or distribution of the Software to any third person, firm or entity (not including its Affiliate) and Licensee has no right to use any of the

1 - 1

PRIMAL
MASTER SOFTWARE LICENSE AGREEMENT (Monthly)

Software to provide data processing services to any third party (not including its Affiliate) on a service bureau, application service provider, or time-sharing basis, or otherwise.  Notwithstanding anything to the contrary in this Agreement, Licensee’s and it’s Affiliates’ customers (“Subscribers”) shall have the right to access and use the web-based presentation of call detail records provided by or through the Programs (the “Subscriber Site”).

1.3     Source Code.  Subject to Section 15, Primal shall not provide Licensee with a copy of, and Licensee acquires no right of any kind with respect to, any source code for any of the Programs.  Licensee agrees not to, and shall require that its employees, contractors or agents do not, attempt to create or discover, by de-compiling, disassembling, reverse engineering or otherwise, the source code for any of the Programs. Licensee acknowledges and agrees that, subject to Section 15, it has no right whatsoever to modify the Software or any portion thereof in any manner.

1.4     Third Party Products and Services.  Primal hereby represents and warrants that the lists of hardware (“Hardware”), third party software, and other third party products set forth on the Schedule(s) are complete lists of the products and services composing the environment that will be necessary and appropriate for Licensee to host and operate the Programs in accordance with their Documentation (the “Licensee-Provided Third Party Products and Services”), with the sole exception of any such third party products that will be procured by Primal on Licensee’s behalf as identified on the applicable Schedule (collectively, “Primal-Provided Third Party Products”), the invoices for which Primal shall forward to Licensee for payment.  Any license or other vendor agreements pertaining to the Primal-Provided Third Party Products shall be subject to Licensee’s prior approval and shall be entered into directly between Licensee and the third party vendor of such Primal-Provided Third Party Products.  The Licensee-Provided Third Party Products and Services and the Primal-Provided Third Party Products shall be referred to together in this Agreement as the “Third Party Products and Services.”  The Third Party Products and Services together with the Programs shall be referred to together in this Agreement as the “Environment.”

1.5     Installation.  Unless otherwise agreed by the parties in a Schedule, Licensee shall be responsible for causing the hardware and software components of the Licensee-Provided Third Party Products and Services to be delivered to Primal at Licensee’s expense.  Upon Primal’s receipt thereof, Primal shall load and configure such hardware and software with the Software and the Primal-Provided Third Party Products, create program and data directories, and load test data in order to perform the Factory Acceptance Test (FAT).  Primal shall then perform the FAT and shall remedy any problems detected in the course of the FAT until the FAT is satisfied.  Primal shall not be held responsible for customs clearance time or other potential delays to the arrival of any Licensee-Provided Third Party Products and Services or Primal-Provided Third Party Products, unless such delays are caused by the fault of Primal or its employees, agents or contractors.  Within thirty (30) days after the Effective Date, and otherwise pursuant to the milestones set forth in the applicable Schedule (subject to any delays caused by Licensee’s failure to provide Primal with the Licensee-Provided Third Party Products and Services on time), Primal shall install the Hardware (loaded and configured with the Programs, the Primal-Provided Third Party Products and the software components of the Licensee-Provided Third Party Products and Services, and the program and data directories and test data, all in satisfaction of the FAT) (the “Installation”). Upon completion of the Installation, Licensee shall notify Primal of its intent to install the Programs at the Designated Location or have Primal host the Programs at Primal’s facilities and in its own environment (“the Hosted Environment”) for a temporary period until Notice of Designated Location Software Acceptance (“the Temporary Hosting Period”) in accordance with the terms set forth in Schedule 3 to this Agreement.  If Licensee chooses to have the programs installed at the Designated Location immediately after Installation, or at any time thereafter, Installation at Designated Location shall proceed in accordance with Section 1.7, below.  If Licensee chooses to have the Programs hosted in the Hosted Environment, installation and configuration of the Programs shall proceed in accordance with Schedule 3 to this Agreement.

1.6     Acceptance Testing of Software.  In accordance with the applicable Schedules, the parties to this Agreement shall execute Acceptance Test Plan(s) which shall set forth the agreed upon acceptance test criteria for the Software’s conformity with the Documentation.  Said Acceptance Test Plan(s) shall be

1 - 2

PRIMAL
MASTER SOFTWARE LICENSE AGREEMENT (Monthly)

incorporated by Reference into this Agreement.  In the event that the parties have not executed such Acceptance Test Plan within such time frame, Licensee shall have the right to terminate this Agreement with Licensee having no further liability or obligation, in which event Primal shall immediately refund all sums paid by Licensee to Primal under this Agreement.

Upon completion of the Installation in the Hosted Environment pursuant to Section 1.5 Primal shall provide a Notice of Installation.  Within ten (10) days of Notice of Installation, , Licensee shall start to test and evaluate the Installation, as installed, to determine whether it materially conforms to the to the criteria set forth in the Acceptance Test Plan as so installed.  Within twenty (20) days of Notice of Installation, Licensee shall complete Acceptance Testing.  If Licensee determines in its sole discretion that the Installation does not pass such acceptance testing, Licensee shall notify Primal in writing that it is rejecting such Installation, specifying sections of the Acceptance Test Plan with which the Installation does not comply and describing the alleged deficiencies in reasonable detail.  Within five (5) days of Licensee’s rejection notice to Primal, and at no charge, Primal shall correct any such deficiencies. Licensee shall then re-evaluate such Installation to determine whether the Installation satisfies such acceptance testing (“Correction Process”).  If Primal does not, in Licensee’s discretion, remedy the deficiency: (a) Licensee may elect to allow Primal to repeat the Correction Process until Licensee accepts the Installation, or (b) Licensee may terminate this Agreement with Licensee having no further liability or obligation, in which event Primal shall immediately refund all License and hosting fees paid by Licensee to Primal under this Agreement.

Upon accepting the Installation, Licensee shall provide a written notice of acceptance to Primal (“Notice of Hosted Software Acceptance”), the form of which shall be set forth in the Acceptance Test Plan.   Licensee, at its sole discretion, may provide a Notice of Provisional Acceptance, the form of which shall be set forth in the Acceptance Test Plan which shall specify sections of the Acceptance Test Plan with which the Installation does not comply and describing the alleged deficiencies in reasonable detail and the time frames in which the deficiencies shall be corrected.   If Licensee does not complete Acceptance Testing within 20 days of Notice of Installation, Primal may provide written notice of Failure to Complete Acceptance Testing.  If Licensee does not respond to the Notice of Failure to Complete Acceptance Testing within with ten (10) days, the Agreement shall be deemed terminated.  Licensee’s License and hosting fee payment obligations under this Agreement shall be subject to Licensee’s Notice of Hosted Software Acceptance or Notice of Provisional Acceptance.  In no case shall the Programs be used for commercial purposes in providing services to Licensee’s Subscribers (which Subscribers shall not include “Friendly” subscribers for trial purposes up to and including February 28, 2003) prior to Licensee issuing a Notice of Hosted Software Acceptance or Notice of Provisional Acceptance.

Upon Primal’s completion of the Installation at a Designated Location pursuant to Section 1.7, Licensee shall test and evaluate the Installation, as installed, to determine whether it materially conforms to the criteria set forth in the Acceptance Test Plan as so installed.  If Licensee determines in its sole discretion that the Installation does not pass such acceptance testing, Licensee shall notify Primal in writing that it is rejecting such Installation, specifying sections of the Acceptance Test Plan with which the Installation does not comply and describing the alleged deficiencies in reasonable detail.  Primal at no charge shall correct any such deficiencies within the time frames set forth in Schedule 4 of this agreement, commencing from the actual delivery of  Licensee’s rejection notice to Primal, and,. Licensee shall then re-evaluate such Installation to determine whether the Installation satisfies such acceptance testing (“Correction Process”).  If Primal does not, in Licensee’s discretion, remedy any deficiency or deficiencies classified as a Priority 1 or Priority 2 item: (a) Licensee may elect to allow Primal to repeat the Correction Process until Licensee accepts the Installation, or (b) Licensee may terminate this Agreement with Licensee having no further liability or obligation, in which event Primal shall immediately refund, on a pro rata basis from the date of commencement of Installation at the Designated Location, all License fees paid in advance by Licensee to Primal under this Agreement.

Upon accepting the Installation as installed at a Designated Location, Licensee shall provide a written notice of acceptance to Primal (“Notice of Designated Location Software Acceptance”), the form of which shall be set forth in the Acceptance Test Plan.  Licensee’s Licensee fee payment obligations under this Agreement shall be subject to Licensee’s Notice of Designated Location Software Acceptance.

1.7     Installation at Designated Location(s).  Licensee shall prepare its Designated Location(s) to meet the requirements set forth in the Documentation and the Statement of Work, and shall notify Primal that the

1 - 3

PRIMAL
MASTER SOFTWARE LICENSE AGREEMENT (Monthly)

Designated Location(s) is so prepared and arrange for Primal to ship the Installation to the Designated Location(s) and to arrive at the Designated Location(s) to set up and configure the Installation at the Designated Location(s).  Actual, reasonable shipping expenses are the responsibility of Licensee.  On the date requested by Licensee, Primal shall arrive at the Designated Location(s) and set up and configure the Installation at the Designated Location(s).  Any delay from the agreed upon installation plan once Primal personnel arrive at the Designated Location to install the loaded and configured Hardware may result in additional charges, unless such delays are caused by the fault of Primal or its employees, agents or contractors.

1.8     Title; Risk of Loss.  Title to the Primal-Provided Third Party Products shall vest in Licensee immediately upon purchase, or otherwise in accordance with the respective seller’s terms and conditions.  However, Primal shall bear the risk of loss for the Primal-Provided Third Party Products until they have been delivered and installed at the Designated Location by Primal in accordance with Section 1.7.  Primal shall bear the risk of loss for the hardware and software components of the Licensee-Provided Third Party Products and Service from the time that they are delivered to Primal by or on behalf of Licensee through the time that they have shipped from Primal’s office to the Designated Location   in accordance with Section 1.7.  In no case shall title to such Primal-Provided Third Party Products ever vest in Primal.  Subject to Section 16.17, any insurance for such Licensee Provided Third Party Products or Primal-Provided Third Party Products, and any associated fees, shall be the sole responsibility of Licensee.

1.9     Upgrades in Third Party Products and Services.  From time to time and in its sole discretion, Primal may direct Licensee to upgrade to a different version of any particular item of Third Party Products and Services to ensure compatibility and/or interoperability with the Software (“Required Upgrades”), provided that in no event shall the cumulative costs of the Required Upgrades for any particular Third Party Product or Service exceed, in the aggregate, one hundred and ten percent (110%) of the original cost of such Third Party Product or Service, nor shall the maintenance fees for such Third Party Product or Service increase by more than ten percent (10%) from the original maintenance fees for such Third Party Product or Service as a result of the Required Upgrades (collectively, the “Allowed Upgrade Cost”).  In such event, if Licensee does not implement the Required Upgrades within ninety (90) days after receiving written notice from Primal, Primal shall have the right, upon thirty (30) days written notice to Licensee, to restrict the services provided under the Maintenance Program to the extent impacted by Licensee’s failure to implement the Required Upgrades.

1.10   Disclaimer for Third Party Products and Services.  LICENSEE ACKNOWLEDGES THAT, EXCEPT AS SET FORTH IN SECTIONS 1.4, 1.5, 1.7, 1.10, 5 and 6, PRIMAL HAS NOT MADE ANY REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THE THIRD PARTY PRODUCTS AND SERVICES OR THE FUNCTIONALITY THEREOF.  Except as set forth in Sections 1.4, 1.5, 1.6, 5 and 6, nothing in this Agreement shall obligate Primal to provide any support for the Third Party Products and Services.  Except as set forth in Sections 1.4, 1.5, 1.6, 5 and 6, Primal is not responsible for any liability, claim, loss or damage of any kind (including in strict liability or in tort), caused by the Third Party Products and Services or any inadequacy thereof for any purpose, or any deficiency or defect therein, or the use or maintenance thereof, or any repairs, servicing or adjustments thereto; or any loss of business, or any damages whatsoever and howsoever caused by the Third Party Products and Services, except for any of the foregoing caused by the negligence or willful misconduct of Primal or its employees, agents or contractors.

2.	TERM AND TERMINATION

2.1     The initial term (the “Initial Term”) of this Agreement shall commence on the Effective Date and shall continue for a period of [***] ([***]) years.  Thereafter, this Agreement shall renew automatically for successive one (1) year periods (each a “Renewal Term”) unless either party provides the other with written notice of its intent to terminate this Agreement at least thirty (30) days prior to the end of the then-current

[***]  Confidential portion omitted and filed separately with the Securities and Exchange Commission.

1 - 4

PRIMAL
MASTER SOFTWARE LICENSE AGREEMENT (Monthly)

Initial or Renewal Term, as applicable, or unless this Agreement is otherwise terminated in accordance with its terms.  The Initial Term and any Renewal Terms are referred to collectively herein as the “Term.”

2.2     Either party may terminate this Agreement at any time, by providing at least thirty (30) days written notice to the other party of such termination, in the event of a material breach by the other party that remains uncured after thirty (30) days following its receipt of written notice of such breach, provided that in the event such breach cannot reasonably be cured within such time period, Primal shall not have the right to terminate this Agreement for such breach unless Licensee has not commenced and diligently continued the processes of curing such breach within such time period.  Notwithstanding the terms of this paragraph, Primal shall have the right to terminate this Agreement for non-payment of any amounts due under this contract pursuant to Section 2.4 below.

2.3     Licensee shall have the right to terminate this Agreement for any reason or no reason, upon thirty (30) days written notice to Primal, provided that no such termination shall be effective prior to the one (1) year anniversary of the Effective Date.

2.4     Primal shall have the right to terminate this Agreement as a result of Licensee’s non-payment of license fees pursuant Section 3.1 of this Agreement, provided that, in the event of such non-payment of license fees, Primal shall first provide Licensee written notice of non-payment and Licensee shall have thirty (30) days from the date that such notice is given to cure such breach or state with specificity any portion of a license payment that is disputed. If a resolution of any dispute regarding non payment of any license or hosting fees can not be resolved within 30 days from the date notice is given regarding any disputed fee, and if Primal has a good faith dispute with respect thereto, Primal may terminate this Agreement subject to the provisions of Section 2.6 below.  If within any twelve month period Licensee breaches the payment provisions of this Agreement, and does not cure such breach with thirty (30) days of Primal’s written notice to Licensee of such breach, Primal may at its discretion require that Licensee deposit an advance payment equal to two months of the then current License Fees or Hosting Fees.

2.5     Primal shall not have the right to suspend its performance or any licenses under this Agreement as a result of Licensee’s breach or other dispute unless and until Primal has exercised it right to terminate this Agreement pursuant to the terms and conditions of this Section 2.  All liabilities accruing up to the expiration of the Term or any termination of this Agreement shall survive such date.  Notwithstanding any law to the contrary, neither party shall be liable to the other, by reason of its termination of this Agreement in accordance with the provisions hereof, for any premium, compensation, reimbursement, or lost profits.

2.6     In any event of termination of this Agreement for any reason, Licensee shall have the right, as necessary in Licensee’s discretion, to continue to exercise its rights under this Agreement for a wind-down period of nine (9) months after the date of such termination, such that such termination and transition to an alternative product shall be orderly, efficient and seamless and, to the extent possible, have no impact on Subscribers, subject to the terms of this Agreement and Licensee’s payment of the applicable undisputed fees due as set forth in the applicable Schedule.  After such transition period, the rights of Licensee to possess or use the Software shall end, and Licensee shall immediately, at Primal’s sole option, either deliver to Primal or destroy the original Software and all copies of the Software or any portion thereof (including any summaries or extracts of the Documentation) in its possession or control, and an officer of Licensee shall certify in writing to Primal that Licensee has complied with the terms of this Section 2.6.

3.	LICENSEE FEES—PAYMENT

3.1     All fees due hereunder are stated and shall be payable in U.S. dollars.  Unless otherwise set forth in this Agreement or any amendment signed by the parties, all payments due Primal shall be paid, without deduction or offset, in advance on the first of each month for use of the Software during such month.   Outstanding amounts not paid within sixty (60) days of when due shall accrue interest at the lower of 1% per month or the highest monthly rate allowed by applicable law, from the date due until paid.  The obligation to pay and the payment of any such interest shall not operate to extend any payment due date, and Primal waives no rights by accepting late

1 - 5

PRIMAL
MASTER SOFTWARE LICENSE AGREEMENT (Monthly)

payment with interest.  Amounts received from or on behalf of Licensee by Primal shall first be credited against any unpaid interest, and accrual of such interest shall be in addition to and without limitation of any and all additional rights or remedies that Primal may have hereunder or at law or in equity.  The obligation to pay and the payment of any such interest shall not operate to extend any payment due date, and Primal waives no rights by accepting (i) late payments with interest or (ii) partial payments.  In addition, incremental License fees are payable when the cumulative unit count (as set forth in the applicable Schedule) is exceeded, and shall be due within sixty (60) days of Licensee’s receipt of a valid, undisputed invoice, which invoice shall set forth the payment terms applicable thereto as set forth in this Agreement (including the sixty (60) day due date).  Licensee shall provide Licensee with notice of such incremental license fees as set forth in the applicable Schedule.  Licensee may, after giving Primal prior written notice with full particulars of the reasons, withhold payment of any disputed amounts under this Agreement that Licensee disputes in good faith, pending resolution of the matter subject to the terms of Section 2.4 of this Agreement.

3.2     Licensee shall provide Primal with limited remote access to the Software during the term of this Agreement, solely via a remote communications means, and solely during the hours identified by Licensee solely to enable Primal to perform its obligations under the Maintenance Program and, further, to verify: (i) the number of copies of the Software in use, (ii) the computer systems on which such copies are installed (iii) the number of Subscribers and (ii) the number of call detail records.

3.3     In addition to any other amounts due, Licensee shall pay to or reimburse Primal the amount of any sales, use, excise or other federal, state, local or foreign taxes, duties, tariffs or other assessments (other than any tax based on Primal’s net income) and related penalties which Primal is at any time obligated to pay or collect in connection with or arising out of the transactions contemplated by this Agreement, provided that any such amounts are itemized on an invoice provided by Primal to Licensee.

3.4     Except as provided for in this Agreement, all out-of-pocket expenses incurred in installation or training (including, without limitation, telephone charges, travel, shipping and freight charges related to Software and any hardware, etc.) will be subject to prior written approval by Licensee and, if so approved and supported by satisfactory documentation, shall be billed to and paid by Licensee within thirty (30) days of Licensee’s receipt of a valid, undisputed invoice, which invoice shall set forth the payment terms applicable thereto as set forth in this Agreement (including the thirty (30) day due date).

3.5     Invoices under this Agreement may be submitted by facsimile and shall be effective as of the date of receipt of such facsimile transmission.

3.6     As of the one (1) year anniversary of the Effective Date, Primal agrees to [***] with respect to [***] being provided pursuant to this Agreement, and represents that the [***] of the Agreement shall be [***].  If Primal offers [***] of this Agreement after such one year anniversary, such [***] to Licensee, and this Agreement will be deemed [***].

4.	OWNERSHIP; PROPRIETARY RIGHTS; CONFIDENTIAL INFORMATION

4.1     As between the parties, Primal owns all Intellectual Property Rights (defined herein) in and to the Software (including, without limitation, Error Corrections and Basic Enhancements (defined in Section 6)) and all proprietary and other rights therein, subject only to the license rights expressly granted to Licensee as set forth in this Agreement.  Licensee acknowledges that the Software constitutes a valuable proprietary product of Primal embodying substantial creative efforts of Primal.   Licensee obtains pursuant to this Agreement only the right to use copies of the Software on the terms and conditions set forth herein and no right, title or interest in or to the Software or any copies thereof or any copyrights, trademarks or other

[***]  Confidential portion omitted and filed separately with the Securities and Exchange Commission.

1 - 6

PRIMAL
MASTER SOFTWARE LICENSE AGREEMENT (Monthly)

proprietary rights related to the Software are transferred to Licensee.  In addition, Licensee agrees not to sell, transfer, publish, disclose, display or distribute the Software except as expressly and specifically authorized by this Agreement (collectively “Unauthorized Use or Disclosure”).  “Intellectual Property Rights” mean any and all (by whatever name or term known or designated) tangible and intangible and now known or hereafter existing (a) rights associated with works of authorship throughout the universe, including, without limitation, all exclusive exploitation rights, copyrights, neighboring rights, moral rights, and mask-works, (b) trademark, trade dress, and trade name rights and similar rights, (c) trade secret rights, (d) patents, designs, algorithms and other industrial property rights, (e) all other intellectual and industrial property and proprietary rights (of every kind and nature throughout the universe and however designated), whether arising by operation of law, contract, license, or otherwise, and (f) all registrations, applications, renewals, extensions, continuations, divisions, or reissues thereof now or hereafter in force throughout the universe.

4.2     Licensee agrees that it will not, at any time during the Term, (i) infringe any Intellectual Property Right of Primal in the Software, or (ii) exercise any Intellectual Property Right in the Software other than as expressly set forth herein and in any other written agreement that may be entered into between the parties.

4.3     All Confidential Information (as defined below) received by either party (“Receiving Party”) from the other party (“Disclosing Party”) in connection with any activity under or relating to this Agreement (including before the Effective Date) will be held as strictly confidential by the Receiving Party, and the Receiving Party shall not disclose such information to third parties except as expressly permitted in this Agreement or as otherwise agreed in writing by the Disclosing Party.  “Confidential Information” is described generally as including, without limitation, technical, customer, product, service, and/or business information or concepts in written, graphic, oral, or other tangible or intangible forms including, without limitation, specifications, product features, data, source code, drawings, schematics, know-how, notes, models, reports, research, contracts, mock-ups, release schedules, and samples, which the Receiving Party knows or should know is confidential, whether in written, oral, electronic, website-based, or other form, and whether provided by a party or one if its representatives, and all copies, summaries, and extracts of any of the foregoing.  Without limitation of the above, Licensee’s Confidential Information shall include the locations at which Licensee plans to roll out new products and services, any projections associated with any such roll-outs, call detail records, personal data, contact information, usage and message data of Licensee or its Affiliates or of any customer or Subscriber or prospective customer or Subscriber, and third party products, services and vendors used by Licensee and the nature of Licensee’s use thereof.  For purposes of clarity, the Confidential Information of or belonging to a Disclosing Party shall include the Confidential Information of such Disclosing Party’s Affiliates, licensors, service providers, and business partners that is disclosed to the Receiving Party by the Disclosing Party or its employees, agents or contractors.  As between the Disclosing Party and the Receiving Party, Confidential Information is and shall remain the sole property of the Disclosing Party.

4.4     The Receiving Party shall only use the Confidential Information of the Disclosing Party as absolutely necessary to perform its obligations or exercise its rights under this Agreement, and shall disclose such Confidential Information only to its employees, agents and contractors essential to the performance of its responsibilities, or exercise of its rights, in any event subject to such employees, agents and contractors being bound to confidentiality obligations at least as restrictive as those contained herein.  In protecting the Confidential Information of the Disclosing Party, the Receiving Party shall use at least the same degree of care that it uses to protect its own confidential information, but no less than a reasonable degree of care.  The Receiving Party shall not remove, alter, cover, obscure, or obfuscate any copyright notice, trademark notice or symbol, service mark notice or symbol, or other proprietary rights notice or legends in or on the Disclosing Party’s Confidential Information.  Upon the written request of the Disclosing Party, any and all Confidential Information (and all copies, extracts, and summaries thereof) will be either (i) promptly returned to the Disclosing Party, or (ii) promptly destroyed by the Receiving Party (with a certification of

1 - 7

PRIMAL
MASTER SOFTWARE LICENSE AGREEMENT (Monthly)

destruction transmitted to the Disclosing Party) at the Receiving Party’s expense. For the avoidance of doubt, the immediately preceding sentence of this Section 4.4 shall not apply to the Software.

4.5     The terms and conditions set forth in Section 4.1 though 4.4 shall not apply to any Confidential Information: (i) after it has become generally available to the public without breach of this Agreement by the
Receiving Party (or its consultants, independent contractors, or subcontractors) and without breach of any third party’s confidentiality obligations; or (ii) is required to be disclosed under operation of law or administrative process (provided that the Receiving Party gives the Disclosing Party sufficient advance notice of such requirement to disclose and the Receiving Party cooperates with the Disclosing Party in trying to seek a protective order in connection therewith).

4.6     ALL CONFIDENTIAL INFORMATION IS PROVIDED ON AN “AS-IS” BASIS.  Neither party makes any representation or warranty as to the accuracy or completeness of the Confidential Information or any component thereof.  No license of any Intellectual Property Rights of either party is granted by any disclosure of Confidential Information.  The terms of this Agreement are deemed Confidential Information; provided, however, that either party may disclose the terms of this Agreement: (i) to its accountants, financial and legal advisors, and prospective investors and purchasers in or of its business who are subject to confidentiality obligations with respect thereto, and (ii) in a filing to the United States Securities Exchange Commission as required by applicable law, provided that the economics of this Agreement are not publicly disclosed.  For the avoidance of doubt, this Section 4.6 shall not apply to the Software.

4.7     Primal retains any and all right, title, and interest in and to all of its Intellectual Property Rights of any nature licensed to Licensee for use hereunder.  The goodwill and any other rights and interests that may accrue due to any use or exploitation of any item that is the subject of a Primal Intellectual Property Right (including, without limitation, the Software) shall inure solely to the benefit of Primal.  Licensee agrees to faithfully reproduce and not to remove, alter, cover, obscure, or obfuscate any copyright notice, trademark notice or symbol, service mark notice or symbol, or other proprietary rights notice or legends placed by Primal in or on the Software (or contained on or incorporated in any Confidential Information) or any portion thereof, and shall ensure that all such notices are reproduced on all copies of the Software or any portion thereof made by Licensee, provided that Licensee shall have sole discretion over what branding, if any, will appear on the Subscriber Site. Licensee shall comply with reasonable directions given by Primal from time to time regarding the form and placement of copyright notices and other proprietary rights notices on the Software or any portion thereof.

4.8     Licensee shall promptly notify Primal of any known Unauthorized Use or Disclosure of the Software by any third party and will cooperate with reasonable requests of Primal, to the extent reasonably necessary for Primal to pursue such actions, in any litigation brought by Primal against third parties to protect its Intellectual Property Rights and other proprietary rights, provided that Primal shall reimburse Licensee for all expenses (including without limitation legal costs) incurred by Licensee at Primal’s direction arising out of such cooperation.  Licensee’s compliance with the provisions of this Section shall not be construed as a waiver of any of Primal’s rights hereunder.

4.9     Because of the unique and proprietary nature of the Software and the Confidential Information, it is understood and agreed that each party’s remedies at law for a breach by the other party of its obligations under this Section 4 will be inadequate and that such party shall, in the event of any such breach, be entitled to seek equitable relief (including, without limitation, injunctive relief), without any requirement to post a bond as a condition of such relief, in addition to, and not in lieu of, all other remedies provided under this Agreement or available to such party at law.

4.10   In the event that Licensee learns of any actual or imminently threatened infringement of any of Primal’s Intellectual Property Rights in the Software, Licensee shall promptly notify Primal.  Primal may, in its sole discretion, bring an infringement action.  In the event that Primal initiates an infringement action hereunder, Primal shall bear all expenses incurred in the prosecution of, and shall keep all recoveries from,

1 - 8

PRIMAL
MASTER SOFTWARE LICENSE AGREEMENT (Monthly)

such action, except that Licensee may elect to participate in the recovery by contributing to the costs of such action; provided, however, that Licensee’s election to participate and contribute shall be subject to Primal’s written approval in its sole discretion.  The proceeds of any recovery shall be divided pro rata according to the contributions of the parties, except that neither party shall receive amounts in excess of its contribution until both parties have recovered their actual contributions.  Notwithstanding the foregoing, no election will be deemed effective as to any judgment entered or settlement agreement executed within 45 days after the election is communicated to the Primal, except to the extent of reimbursing the Licensee’s actual contribution.  As used herein, “contribution” only includes amounts paid to third parties, but does not include internal costs of the parties.

5.	LIMITED WARRANTIES AND DISCLAIMERS

5.1     Primal represents and warrants that: (a) it has the full corporate right, power, and authority to enter into this Agreement, to grant the licenses granted hereunder, and to perform the acts required of it hereunder, and that the execution and delivery of this Agreement by Primal, and the performance by Primal of its obligations hereunder, does not and shall not violate any agreement to which it is a party or by which it is or will be otherwise bound, (b) all Programs shall be free from defects in materials or workmanship, and shall conform to the Documentation applicable thereto, (c) the services provided by Primal under this Agreement will be performed in a competent, professional and workmanlike manner using fully qualified personnel, consistent with the highest industry standards, (d) the Programs, upon delivery to Licensee, shall be free of viruses, worms, time bombs, logic bombs, Trojan horses, or similar malicious instructions, techniques, or devices capable of disrupting, erasing, disabling, damaging, or shutting down a computer system or software or hardware component thereof, (e) the Programs do not and will not contain any computer code that would automatically disable the Programs or Licensee’s hardware, software or systems, or impair, or enable Primal to impair, in any way the operation thereof based on the elapsing of a period of time, exceeding an authorized number of copies or users, advancements to a particular date or other numeral, or other similar self-destruct mechanisms (sometimes referred to as “time bombs”, “time locks”, “locking devices” or “drop dead devices”) or that would permit Primal to access the Programs to cause such disablement or impairment (sometimes referred to as a “trap door” or “back door” device), (f) neither the Software as installed in the Environment, nor the use thereof, infringes, misappropriates or violates or shall infringe, misappropriate or violate, any third party Intellectual Property Right, and there is currently no actual or threatened suit by any third party based on an alleged violation of any such right, (g) the Programs, as installed in the Environment are scalable to, and will operate in accordance with their Documentation to the levels set forth in the applicable Schedules (h) the Software will be capable of operating fully and correctly with the Third Party Products and Services, and, to the extent within Primal’s reasonable control, the Software will be capable of enabling the Software to meaningfully confirm vendor and Subscriber billing, and (i) the installation and use of the Software in the Environment shall not void any warranties pertaining to any Third Party Products or Services.

5.2    TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, AND EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, PRIMAL DOES NOT MAKE AND SPECIFICALLY DISCLAIMS, ALL OTHER EXPRESS AND IMPLIED WARRANTIES OF EVERY KIND RELATING TO THE SOFTWARE AND/OR USE OF THE SOFTWARE (INCLUDING, WITHOUT LIMITATION, ACTUAL AND IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE), AS WELL AS ANY WARRANTIES THAT THE SOFTWARE (OR ANY ELEMENTS THEREOF) WILL ACHIEVE A PARTICULAR RESULT, OR WILL BE UNINTERRUPTED OR ERROR-FREE.

5.3     Licensee represents and warrants the following:  Licensee has the full corporate right, power, and authority to enter into this Agreement and to perform the acts required of it hereunder.  The execution and delivery of this Agreement by Licensee, and the performance by Licensee of its obligations hereunder, does not and shall not violate any agreement to which Licensee is a party or by which it is or will be otherwise bound.

1 - 9

PRIMAL
MASTER SOFTWARE LICENSE AGREEMENT (Monthly)

6.	MAINTENANCE

6.1     During the Term, Primal shall provide maintenance for the Software in accordance with this Section 6 (the “Maintenance Program”) subject to Licensee’s fulfillment of its obligations under this Agreement (including, without limitation, Licensee’s obligations set forth in this Section 6).

6.2     The Maintenance Program shall consist of the following:

6.2.1     Primal shall provide to Licensee telephone and electronic consultation for the Software during the Standard Support Hours set forth on Schedule 4, excluding regularly scheduled holidays (New Years Day, Memorial day, Independence Day, Labor Day, Thanksgiving, Day After Thanksgiving, Christmas Eve, Christmas) of Primal (the “Normal Support Hours”), and, in addition, at any time outside of Normal Support Hours at the rates set forth in Section 14.2.  Such consultation shall include problem diagnosis, troubleshooting and identification of Errors (defined herein).

“Errors” means any failure of the Software, as installed in the Environment to substantially conform to its Documentation.

6.2.2     Attached to this Agreement as Schedule 4 - PRIMAL Maintenance and Support Program are the procedures and forms that Licensee shall use to contact Primal to report an Error.  Primal shall provide to Licensee a list of persons (in increasing positions of authority) and their telephone numbers (“Calling List”) for Licensee to contact in order to report an Error.  Licensee shall notify Primal by such means of any Error, specifying in sufficient detail the nature of the Software’s non-conformity with the applicable Documentation and the circumstances in which the Error arose.  Installation and incorporation of any Error Correction subsequent to Designated Location Software Acceptance pursuant to Section 1.6 is the sole responsibility of Licensee.

“Error Correction” shall mean a software modification or addition, or other problem resolution, that, when made or added to the Software or otherwise implemented, establishes material conformity to the Documentation.

6.2.3     Primal shall support and maintain the Programs such that they are competitive and up-to-date with current technology and within Primal’s product life cycle, including any Upgrades of the Third Party Products and Services.  Primal may from time-to-time in its sole discretion, release Point (defined herein) or Major (defined herein) Releases (referred to together as  “Releases”) to its customers. Primal shall: (i) provide Licensee with notice concerning the release and content of such Releases; and (ii) provide Licensee with access to such Releases via FTP (File Transfer Protocol) or internet download.  Subsequent to Designated Location Software Acceptance pursuant to Section 1.6, it is the responsibility of Licensee to install each new Point or Major Release of the Software as Primal makes such Releases available.  Primal will continue to support prior Releases for eighteen (18) months from the date of the end-of-life notice for such prior Release.  If Licensee fails to install the current Release, and Primal ceases support of the prior Release, Primal will not be held responsible to Licensee for maintenance of such non-supported Software, or, Licensee shall pay an additional twenty-five percent (25%) of Primal’s then current standard Maintenance fees in order to receive such maintenance.

“Point Release” shall mean non-integer releases that provide changes or additions to the Software, other than Custom Software, which are functional improvements to the Software (“Basic Enhancements”) or Error Corrections.  These releases will be made available to Licensee at no additional cost as long as this Agreement is in effect.

1 - 10

PRIMAL
MASTER SOFTWARE LICENSE AGREEMENT (Monthly)

“Major Release” shall mean integer releases, such as from release 1.0 to 2.0, which Primal from time-to-time may offer to its customers at an additional charge.  Provided Licensee is current with all applicable fees, Primal shall provide Licensee, at no charge, all subsequent Major Releases.

Primal represents and warrants that Releases will be cross-compatible with prior versions of the Programs and that the installation of Releases shall not give rise to any additional costs and shall not adversely affect the Program’s performance as warranted. The warranty set forth in this paragraph is limited to the internal processes of the Programs and does not apply to the Programs’ performance insofar as they are affected by external interfaces and or changes to Third Party Products and Services.

In any event that any Third Party Products and Services are no longer available or supported, Primal shall use commercially reasonable efforts to identify alternative Third Party Products and Services that are compatible and interoperable with the Programs and that can be procured by Licensee at a reasonable cost.

6.2.4     Primal shall make available the training in the Software set forth in the applicable Schedule.  Such training shall be conducted at the dates and times designated by Licensee and agreed to by Primal, at the rates set forth on the applicable Schedule.  For purposes of clarity, Primal’s training does not relieve Licensee of responsibility to train its personnel on the features and functionality of the Software.

6.2     Subject to Sections 1.4, 1.5, 1.7, 1.10, 5 and this Section 6, Primal does not provide support or maintenance for Third Party Products and Services.

6.3     To the extent that Primal provides Licensee with any Error Corrections and/or Basic Enhancements, Licensee shall (i) (if subsequent to Designated Location Software Acceptance pursuant to Section 1.6) install the Error Corrections and/or Basic Enhancements in the form provided by Primal; and (ii)  use such Error Corrections and/or Basic Enhancements only in connection with the Software and in a manner consistent with the requirements of the Software.   The Error Corrections and/or Basic Enhancements shall be considered part of the Software and are and shall remain the sole property of Primal, unless otherwise agreed by the parties in a Schedule, regardless of whether Licensee, its employees, contractors, or subcontractors may have contributed to the conception of such work, joined in the effort of its development, or paid Primal for the use of the work product.

7.	MODIFICATION OF SOFTWARE

Any modifications or revisions to the Software, including development of custom software (“Custom Software”), performed by Primal shall be subject to the terms and conditions specified in this Agreement and the Professional Services section of the applicable Schedule. To the extent any modifications or revisions to the Software, including development of Custom Software, is requested by Licensee after the Effective Date, a separate Schedule, Amendment to this Agreement or Custom Software Agreement shall be executed by the Parties.  For purposes of clarity, and subject to Section 15, Licensee shall not, and shall have no right to, modify, revise, or otherwise create derivative works from the Software.

8.	LIMITATION OF LIABILITY

8.1     EXCEPT WITH RESPECT TO THE INDEMNITY OBLIGATIONS OF THE PARTIES WHICH MAY ARISE UNDER SECTION 10 OR ATTACHMENT A, A BREACH BY EITHER PARTY OF ITS CONFIDENTIALITY OBLIGATIONS IN SECTION 4, PROPERTY DAMAGE OR PERSONAL INJURY, OR DAMAGES ARISING OUT OF THE WILLFUL, MALICIOUS, OR GROSSLY NEGLIGENT CONDUCT, IN NO EVENT SHALL EITHER PARTY BE LIABLE UNDER ANY THEORY OF LIABILITY FOR ANY INDIRECT, INCIDENTAL, SPECIAL, OR

1 - 11

PRIMAL
MASTER SOFTWARE LICENSE AGREEMENT (Monthly)

CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING, WITHOUT LIMITATION, LOSS OF PROFITS OR REVENUE, AND ANY SUCH DAMAGES ARISING FROM BREACH OF CONTRACT OR WARRANTY OR FROM NEGLIGENCE OR STRICT LIABILITY EVEN IF SUCH PARTY OR ANY OTHER PERSON HAS BEEN ADVISED OR SHOULD KNOW OF THE POSSIBILITY OF SUCH DAMAGES.  EXCEPT WITH RESPECT TO THE INDEMNITY OBLIGATIONS OF THE PARTIES WHICH MAY ARISE UNDER SECTION 10 OR ATTACHMENT A, A BREACH BY EITHER PARTY OF ITS CONFIDENTIALITY OBLIGATIONS IN SECTION 4, PROPERTY DAMAGE OR PERSONAL INJURY, OR DAMAGES ARISING OUT OF THE WILLFUL, MALICIOUS, OR GROSSLY NEGLIGENT CONDUCT, NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, AND WITHOUT LIMITING ANY OTHER RIGHTS, REMEDIES, LIMITATIONS, OR RESTRICTIONS IN THIS AGREEMENT OR UNDER LAW: (A) PRIMAL WILL NOT BE LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY, OR OTHER THEORY, AT LAW OR IN EQUITY, FOR ANY AMOUNTS AGGREGATING IN EXCESS OF AMOUNTS PAID TO IT UNDER THIS AGREEMENT IN THE TWELVE (12) MONTH PERIOD BEFORE THE CAUSE OF ACTION AROSE, AND (B) LICENSEE WILL NOT BE LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY, OR OTHER THEORY, AT LAW OR IN EQUITY, FOR ANY AMOUNTS AGGREGATING IN EXCESS OF THE FEES DUE TO PRIMAL UNDER THIS AGREEMENT.  TO THE EXTENT PRIMAL IS LIABLE FOR ANY PROPERTY DAMAGE OR PERSONAL INJURY, PRIMAL WILL NOT BE LIABLE WITH RESPECT TO ANY SUCH DAMAGES FOR ANY AMOUNT’S AGGREGATION IN EXCESS OF THE LIMITS OF INSURANCE AS SET FORTH IN ATTACHMENT A.

8.2     Licensee acknowledges and agrees that Primal has no control over the nature of Licensee’s business activities, its network switch(es), its other support systems, or over the quality of telecommunications lines or the content of the data transmitted, or any corruption, loss or damage to such data not caused by the Software.

8.3     The parties acknowledge and agree that the parties have agreed to the prices and entered into this Agreement in reliance upon, among other things, the limitations of liability and disclaimers contained herein, and such provisions, along with the allocation of risk between the parties contained in this Agreement, form an essential basis of the bargain between the parties.

9.	SECURITY PRECAUTIONS

To prevent loss or damage to data as a result of malfunctions, errors or defects of or in the Software, Licensee will, at its discretion, regularly maintain and verify integrity of back-up copies (“Back-ups”) of all data and programs used in connection with the Software. Primal shall not be held responsible for any loss or damage caused by Licensee’s failure to maintain and verify proper daily and other Back-ups.

10.	INDEMNITY

10.1   The parties agree, at their sole expense, to defend, indemnify, and hold harmless each other and their Affiliates and each of their respective present and future partners, principals, members, shareholders, directors, officers, successors, assigns, employees, contractors and agents (collectively, the “Indemnified Parties”) from any and all damages, liability, penalties, loss, costs and expense (including, without limitation, reasonable attorneys’ and experts’ fees) arising from or relating to any third party claim, action, or demand (a “Claim”) related to (a) the defaulting party’s breach of its representations or warranties under this Agreement or (b) the defaulting party’s negligence or willful misconduct in the performance or nonperformance of any of this Agreement.

1 - 12

PRIMAL
MASTER SOFTWARE LICENSE AGREEMENT (Monthly)

10.2   Licensee agrees to defend, indemnify, and hold harmless Primal and its Affiliates and each of their respective shareholders, directors, officers, successors, and assigns from any and all loss, cost, liability, and expense (including reasonable attorneys’ and experts’ fees) arising from or relating to any third party Claim arising from (a) Licensee’s fraud or misrepresentation to a Subscriber relating to the Programs, except if such fraud or misrepresentation arises from Primal’s or its employee’s, agent’s or contractor’s negligence, gross negligence willful misconduct or breach of this Agreement; (b) any violation of or failure to comply with all applicable laws, rules, and regulations that relate to the collection and use of personally identifiable information, privacy matters, and marketing to children under thirteen (13) years of age; and/or (c) Claims by Subscribers relating to the performance or nonperformance by Licensee of any Subscriber agreement.

10.3   Primal agrees, at its sole expense, to defend, indemnify, and hold harmless Licensee and its Indemnified Parties from any and all damages, liability, penalties, loss, costs and expense (including, without limitation, reasonable attorneys’ and experts’ fees) arising from or relating to any third party Claim related to the failure of Primal to comply with applicable laws, rules or regulations.

10.4   Primal will indemnify and hold Licensee and its Indemnified Parties harmless, and at its own expense defend or settle any third party Claim that the Software or any portion thereof, as installed in the Environment, or the use thereof, infringes, misappropriates or constitutes wrongful use of an Intellectual Property Right of any third party (a “Legally Protected Proprietary Right” or “LPPR”).  Licensee shall notify Primal in writing of any such claim promptly after Licensee first learns of it, and shall provide Primal with such cooperation and assistance, at Primal’s expense, as Primal may reasonably request from time to time in connection with the defense thereof. Primal shall pay all damages and costs awarded against Licensee (or payable by Licensee pursuant to a settlement agreement) in connection with such suit or proceeding.  In the event that the use of the Software or any portion thereof as permitted hereunder is held to infringe or constitute wrongful use of any LPPR or Licensee’s right to use such Software is enjoined by a court of competent jurisdiction, or if Primal, in the reasonable exercise of its discretion, instructs Licensee to cease using any such Software in order to mitigate or lessen potential damages arising from a claimed infringement or wrongful use of any LPPR, Licensee shall cease using such Software.  In the event Licensee ceases to use any such Software as provided in this Section, Primal shall promptly, in its sole discretion and expense (i) replace such Software with equally suitable non-infringing software that performs substantially the same functionality and contains substantially the same features as the Software, (ii) modify such Software so that the use of the Software by Licensee as permitted hereunder ceases to be infringing or wrongful and so that it retains substantially the same functionality and features, or (iii) procure for Licensee the right to continue using such unmodified Software as permitted hereunder.  If, after Primal has used commercially reasonable efforts, Primal is unable at a commercially reasonable cost to achieve any of (i), (ii) or (iii) above, Licensee will use commercially reasonable efforts to seek a third party product to substitute for the allegedly infringing Software.  In the event that none of the forgoing options are available within thirty (30) days of the date that Licensee is no longer allowed to use the Software due to an injunction, license termination or otherwise (the “Injunction Date”), Primal shall accept the return of the Software and: (1) refund to Licensee all license fees for the actual Software identified in such an injunction, as well as any other Software rendered useless, inapplicable to inappropriate to License as a result of such injunction, paid by Licensee to Primal during the twelve (12) months prior to the Injunction Date , and (2) if the Injunction Date is less than two (2) years after the Effective Date, refund to Licensee all professional services fees for the actual Software identified in such an injunction, as well as any other Software rendered useless, inapplicable to inappropriate to License as a result of such injunction, paid under this Agreement.  OTHER THAN AS EXPRESSLY STATED IN THIS SECTION 10.4, PRIMAL SHALL HAVE NO LIABILITY WHATSOEVER TO LICENSEE FOR ANY LOSS OR DAMAGE (INCLUDING, WITHOUT LIMITATION, FOR ANY CONSEQUENTIAL, INCIDENTAL, SPECIAL OR EXEMPLARY DAMAGES) ARISING OUT OF ANY ALLEGATION OR DETERMINATION THAT LICENSEE’S USE OF THE SOFTWARE AS PERMITTED HEREUNDER INFRINGES OR CONSTITUTES WRONGFUL USE OF ANY LPPR.

1 - 13

PRIMAL
MASTER SOFTWARE LICENSE AGREEMENT (Monthly)

10.5   In connection with any Claim, the party seeking indemnification (a) will give the indemnifying party prompt written notice of the Claim, (b) will reasonably cooperate with the indemnifying party (at the indemnifying party’s expense) in connection with the defense and settlement of the Claim, and (c) will permit the indemnifying party to control the defense and settlement of the Claim (including, without limitation, choice of counsel); provided, however, that the indemnifying party may not offer a proposed settlement of any Claim or settle any Claim without the indemnified party’s prior written consent (which will not be unreasonably withheld).  Further, the indemnified party (at its cost) may participate in the defense and settlement of the Claim.  Each party shall bear all expenses incurred in the prosecution of, and shall keep all recoveries from, any Claims hereunder, except that the indemnified party may elect to participate in the recovery by contributing to the costs of such Claim.  The proceeds of any recovery shall be divided pro rata according to the contributions of the parties, except that neither party shall receive amounts in excess of its contribution until both parties have recovered their actual contributions.  As used herein, “contribution” only includes amounts paid to third parties, but does not include internal costs of the parties.

11.	ASSIGNMENT

Neither party may assign or transfer this Agreement or any interest herein (including rights and duties of performance), by operation of law or otherwise, without the prior written consent of the other party, except that, in any event, either party shall have the right to assign this Agreement to any of its Affiliates or in connection with a merger, acquisition or sale of its business relating to the Software.

12.	NOTICES

Except as expressly set forth herein to the contrary, any consents, requests, demands, communications, and other notices permitted or required to be given hereunder shall be in writing and be deemed validly given (a) upon delivery, if personally delivered with services fees prepaid, (b) upon delivery, if delivered, with fees prepaid, by reputable overnight courier that provides proof of delivery, or (c) three (3) business days following deposit in the United States mail, first class, postage prepaid, certified or registered, and return receipt requested.  The foregoing shall be the only permitted mechanism for delivery of such communications, and the addresses set forth below shall be the proper addresses for notices provided hereunder.  Either party may change its address (to another U.S. address) for purposes of receiving notices hereunder by complying with this Section 12.  English shall be the official language of this Agreement and all communications and notices must be in the English language.

If to Licensee:
Time Warner Cable Information Services (Maine), LLC
290 Harbor Drive
Stamford, CT 06902
attn: [   ]

With a copy to:
Time Warner Cable Information Services (Maine), LLC
290 Harbor Drive
Stamford, CT 06902
attn:  General Counsel

If to Primal:
Primal Solutions, Inc.
18881 Von Karman Avenue, Suite 500
Irvine, California 92612
attn: CEO

13.	EXCUSED PERFORMANCES; FORCE MAJEURE

1 - 14

PRIMAL
MASTER SOFTWARE LICENSE AGREEMENT (Monthly)

Neither party shall be deemed to be in default of or to have breached any provision of this Agreement as a result of any delay, failure in performance or interruption of service, resulting from acts of God, acts of civil or military authorities, civil disturbances, wars, strikes or other labor disputes, shortages of labor or materials, fires, transportation contingencies, laws, regulations, acts or orders of any government or agency or official thereof, other catastrophes, or any other similar occurrences beyond such party’s reasonable control.

14.	ADDITIONAL SERVICES

14.1   Licensee may request professional services from Primal in addition to the professional services included in the Schedules, at any time during the term of this Agreement.  If Licensee requests such additional professional services, unless otherwise set forth in the applicable Schedule or unless otherwise agreed upon in writing by the parties, Primal shall provide such additional services at the following rates:

Services	Daily Price
Business Consulting	$[***] + expenses(if applicable)
Training	$[***] + expenses(if applicable)
Technical Support	$[***] + expenses(if applicable)

Custom Programming
Programmer	$[***] + expenses(if applicable)

14.2   Licensee may request maintenance services from Primal outside of Normal Support Hours pursuant to Section 6.2.1 at the rate of $[***] per hour.

14.3   Pricing in this Section shall remain in effect for 12 months from the date of Hosted Software Acceptance, and thereafter, Primal may adjust the prices no more than one (1) time annually upon sixty (60) days written notification to Licensee, provided however that any increase to the prices shall not exceed the lesser of: (a) the [***]; or (b) [***] percent ([***]%).

15.	SOURCE CODE ESCROW

15.1   Source Code Escrow.  No later than the time of Primal’s delivery of a Program to Licensee or thirty (30) days after the Effective Date, whichever is sooner: (i) Primal shall have entered into an agreement (a “Source Code Escrow Agreement”) with an independent third party (an “Escrow Agent”) under which Primal is obligated to deposit a fully commented and documented copy of the source code form of the Program, a listing thereof and all relevant commentary, including explanation, flow charts, algorithms and subroutine descriptions, memory and overlay maps and other documentation of the source code (“Commentary”, together with the source code and listing, the “Deposit”), and to continuously update such Deposit with a fully commented and documented copy of the source code form of all Error Corrections, Basic Enhancements and Releases (“collectively, “Updates”), a listing thereof and all relevant Commentary, as such Updates are released, (ii) Primal shall have made the Deposit, and (iii) Primal shall have facilitated and cooperated with the process of making Licensee a beneficiary under the Source Code Escrow Agreement such that the Escrow Agent will be obligated to notify Licensee in the event that Primal has not

[***]  Confidential portion omitted and filed separately with the Securities and Exchange Commission.

1 - 15

PRIMAL
MASTER SOFTWARE LICENSE AGREEMENT (Monthly)

updated its Deposit upon its release of an Update, and such that the Escrow Agent will be obligated to release the Deposit to Licensee in the event of certain conditions that will be set forth in the Source Code Escrow Agreement.  Primal hereby grants Licensee a license to use, copy, make derivative works from and otherwise modify the Deposit to support and maintain the Program upon release of the Deposit to Licensee pursuant to the Source Code Escrow Agreement.  Licensee shall pay the Escrow Agent all fees charged by the Escrow Agent for the rights afforded to Licensee pursuant to this Section 15.  In addition, Licensee agrees to pay a one-time set up fee to Primal in the amount of $[***] for initiating the services under the Source Code Escrow Agreement, and an annual fee of $[***] for providing the services pursuant to this Section 15.  The one time set up fee shall be due upon the Hosted Software Acceptance Date and Annual Source Code Escrow Services Fee shall be due on each subsequent anniversary of the Hosted Software Acceptance Date.  Licensee shall directly pay all fees to the Escrow Agent or shall reimburse Primal all costs and fees of the Escrow Agent.    Except for any fees or costs required  by the Escrow Agent pursuant to the Escrow Agreement, Licensee shall be responsible for no other fees or payments arising from this Section 15.1.  For the avoidance of doubt, the Source Code Escrow Agreement is supplementary to this Agreement.

16.	MISCELLANEOUS PROVISIONS

16.1   Except as otherwise provided herein, no remedy made available to either party hereto by any of the provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

16.2   No waiver of any provision of this Agreement or any rights or obligations of either party hereunder shall be effective, except pursuant to a written instrument signed by the party or parties waiving compliance, and any such waiver shall be effective only in the specific instance and for the specific purpose stated in such writing.

16.3   This Agreement shall be deemed entered into in the State of California.  This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the laws of the State of California without regard to conflicts of laws principles.  In addition, this Agreement will not be governed or interpreted in any way by referring to any law based on the Uniform Computer Information Transactions Act (UCITA), even if that law has been adopted in California, and the United Nations Convention on Contracts for the International Sale of Goods is hereby excluded.  Each party to this Agreement irrevocably (a) submits to the exclusive jurisdiction of any state or federal court located in Orange County, California in litigating any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, and (b) agrees that any such action or proceeding may be litigated only in such courts.  Each party to this Agreement waives, to the fullest extent permitted by law, the defenses of lack of personal jurisdiction, inconvenient forum, and improper venue to the maintenance of any such action or proceeding.  Each party hereby authorizes and accepts service of process sufficient for personal jurisdiction in any action against it as is contemplated by this Section by certified or registered mail, return receipt requested, to its address for the giving of notices as set forth in this Agreement.  Any final judgment rendered against a party in any such action or proceeding shall be conclusive as to the subject of such final judgment and may be enforced in other jurisdictions in any manner provided by law.  The Agreement shall be interpreted in accordance with its fair meaning and not in favor or against either party. The operative Agreement shall be the original English language Agreement executed by the parties, and notwithstanding any translation that may be made by Licensee or Primal.  In the event of a conflict between the translation and the English language version, the English language version shall take precedence over the translation and the terms and conditions shall be construed in accordance with the English language Agreement.

16.4   This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

[***]  Confidential portion omitted and filed separately with the Securities and Exchange Commission.

1 - 16

PRIMAL
MASTER SOFTWARE LICENSE AGREEMENT (Monthly)

16.5   This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective permitted successors and assigns.  There are no third party beneficiaries to this Agreement.

16.6   Sections, 2.6, 3.1, 4.1, 4.3, 4.4, 4.5, 8, 10, 15 and 16 shall survive assignment, expiration or termination of this Agreement for any reason.

16.7   The provisions of this Agreement are severable.  In the event that any provision hereof is found invalid or unenforceable pursuant to judicial decree or decision, the remainder of this Agreement shall remain valid and enforceable according to its terms.

16.8   Both parties are acting as independent contractors with respect to the activities hereunder.  Nothing in this Agreement shall be deemed to create any type of agency, joint venture, or partnership relationship between the parties.  Neither party shall have any right or authority to bind or obligate the other in any manner to any third party.

16.9   This Agreement (including the Schedules) constitutes the entire understanding and agreement between Primal and Licensee with respect to the transactions contemplated herein and supersedes any and all prior or contemporaneous oral or written communications with respect to the subject matter hereof.  It is expressly understood and agreed that, there being no expectation to the contrary between the parties hereto, no usage of trade or other regular practice or method of dealing between the parties hereto shall be used to modify, interpret, supplement or alter in any manner the express terms of this Agreement or any part hereof. It is expressly agreed and understood that this Agreement is the product of negotiations among the parties and that this Agreement was mutually drafted by the parties. This Agreement shall not be modified, amended or in any way altered except by an instrument in writing signed by duly authorized representatives of the parties.

16.10  Licensee agrees to comply with United States export regulations. Diversion of the Licensed Program(s) contrary to United States law is prohibited.

16.11  In addition to, and not in lieu of Primal’s rights under Section 3.2, Primal shall have the right upon reasonable notice, at its expense, to direct an independent accounting firm to conduct, during normal business hours on Licensee’s premises under Licensee’s supervision and without unreasonable disturbance to Licensee’s business, an audit of the appropriate records of Licensee to verify (i) the number of copies of the Software in use, (ii) the computer systems on which such copies are installed (iii) the number of Subscribers and (iv) the number of call detail records.

16.12  Licensee Policies.  Primal and its employees, agents and contractors shall, whenever on Licensee’s premises, or remotely accessing Licensee’s computer or telecommunications networks, comply with Licensee’s business practices, hours, working conditions, job site policies and any other policies, procedures, rules and regulations of Licensee, including security, safety and fire prevention rules, network and equipment use policies, and all reasonable instructions and directions issued by Licensee.

16.13  Publicity.  In the event that Primal desires to issue a press release referencing this Agreement, Primal shall make such request to Licensee and Licensee will consider such request in a timely manner.  Without Licensee’s express written consent in each instance, which consent shall be given only in Licensee’s sole discretion, Licensee shall not, in connection with any marketing, advertising, press release or other publicity or broadly distributed document use any name, trademark, service mark, trade name, logo or other identifier of Licensee or any of its Affiliates.  Without limitation of the foregoing, the content and timing of any press release shall be subject to Licensee’s prior written approval.  Licensee shall have sole discretion over any branding on the Subscriber Site.

16.14  Affiliates.  For purposes of this Agreement, Licensee’s “Affiliates” shall mean any entity controlled by, under common control with, or controlling Licensee, and Advance/Newhouse, and Primal’s “Affiliates” shall mean any entity controlled by, under common control with, or controlling Primal.  Licensee’s Affiliates

1 - 17

PRIMAL
MASTER SOFTWARE LICENSE AGREEMENT (Monthly)

shall have the right to purchase Software, pursuant to a Schedule under this Agreement, under the same terms and conditions as does Licensee.

16.15  Non-Exclusive.  Nothing in the Agreement shall limit or restrict Licensee’s right to do business with, grant rights to or receive grants of rights from, provide services to or receive services from, or enter into any agreements with any other entity, in any scope and manner that Licensee desires.  For clarification, Licensee shall have the right to procure from other vendors and use products and services similar to or competitive with the Software.

16.16  365(n) Bankruptcy Election.  All rights and licenses granted under or pursuant to this Agreement by Primal to Licensee are, and shall otherwise be deemed to be, for purposes of Section 365 (n) of the United States Bankruptcy Code (the “Code”), licenses to rights to “intellectual property” as defined under the Code.  The parties agree that Licensee, as licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Code. Nothing contained in this Section is intended to nor shall be interpreted to constitute a waiver of any right(s) that Depositor or a Bankruptcy Trustee may have under the Code, as Depositor expressly reserves its right to exercise any and all options available to it under the Bankruptcy Code.

16.17  Insurance.  Vendor shall obtain, as of the Effective Date, and thereafter maintain, the insurance in the amounts and pursuant to the terms set forth on Attachment A.  Such insurance shall cover all Third Party Products and Service while they are located at Primal’s facilities, including at all times during the Temporary Hosting Period.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

Primal Solutions, Inc.		Licensee: Time Warner Cable Information Services (Maine), LLC By: Time Warner Entertainment Company, LP., Sole Member, through its Time Warner Cable Division
By:	/s/Bill Salway	By:	/s/Gerald Campbell
	Signature		Signature
Name:	Bill Salway	Name:	Gerald Campbell
	Print or Type Name		Print or Type Name
Title:	President & CEO	Title:	Senior Vice President - Voice

Primal Solutions, Inc. - Confidential
TWC/Primal MSLA

1 - 18

PRIMAL
MASTER SOFTWARE LICENSE AGREEMENT (Monthly)

Attachment A

INSURANCE REQUIREMENTS FOR VENDORS

CLASS III

All contractors doing business with Time Warner Cable must provide evidence of the following types of insurance--in the form of a Certificate of Insurance, before they are allowed to begin work; sub-contractors must show evidence of insurance in the same amounts and form.

1.  Commercial Comprehensive General Liability Coverage
Coverages: Premises & Operations, Broad Form or Blanket Contractual Liability, Independent Contractors Liability, Products/Completed Operations, Personal Injury and Broad Form Property Damage.

Minimum Limits of Insurance Liability:

X	General Aggregate	$500,000 (Minimum)
X	Each Occurrence (BI/PD)	$500,000 (Minimum)
X	Products/Completed Operations	$500,000 (Minimum)
X	Fire Damage (any one fire)	$10,000
X	Medical Expenses (any one person)	$5,000
X	Additional Insured -- Use ISO Form CG2010

2.  Business Automobile Liability Coverage
Coverages: Any Auto Coverage, All owned and leased vehicles, Blanket Contractual Coverage.

Minimum Limits of Insurance Liability:
(Combined Single Limit for Property Damage and Bodily Injury)
X	General Aggregate	$500,000 (Minimum)
X	Each Accident

3.  Worker’s Compensation Insurance
Coverages and Minimum Limits:
X	Part I	Workers Compensation	Statutory Limits
X	Part II	Employers Liability
		Bodily Injury by Accident	$500,000 (Minimum)
		Bodily Injury by Disease (Each Employee)	$500,000 (Minimum)
		Disease Policy Limit	$500,000 (Minimum)

4.  Excess Umbrella Liability Policy (Follow-Form)
X	Per Occurrence	Amount must be such that when added to the primary policy coverage, limits are equal to $500,000.
X	General Aggregate	$500,000 (Minimum)

5. Errors and Omissions Insurance
Coverages and Minimum Limits:
X	Professional E&O	$1,000,000 (Minimum)

1 - 19

PRIMAL
MASTER SOFTWARE LICENSE AGREEMENT (Monthly)

6. Insurance- General Conditions

a)
Insurance carriers must be satisfactory to Time Warner Cable as to an acceptable Standard & Poor’s Financial Rating and an A.M. Best rating of at least A-. (Contact Risk Management for information on obtaining a rating guide.)

b)	The Contractor will name as an “Additional Insured”, Time Warner Cable and those designated by Time Warner Cable including “its agents, affiliates and subsidiaries”.

d)
All policies of insurance will contain a statement that said policy is primary coverage to Time Warner Cable and its agents, affiliates and subsidiaries and that any coverage maintained by Time Warner Cable is non-contributory, for claims or losses resulting from the negligence of Contractor.

e)	All policies shall contain a Waiver of Subrogation in favor of Time Warner Cable, its agents, affiliates and subsidiaries, for claims or losses resulting from the Contractor’s negligence.

f)
The cost of any deductible amounts or self-insured retention’s contained in any of the insurance policies pursuant to a contract, whether approved or not approved by Time Warner Cable, are to be borne by the Contractor without any increase or adjustment to the applicable Contract amount.

g)
Any Excess Umbrella Liability policies will be “follow-form” and cover in the same manner as the Commercial General Liability Policy, Commercial Automobile Liability Policy and Employer’s Liability Policy and will not contain any additional exclusions or limitations of those said policies.

h)
All policies will provide for (30) days prior written notice to Time Warner Cable and any additional insured, at the address designated by Time Warner Cable, of any cancellation, modification or renewal.  The cancellation clause on the standard ACORD form will be amended by striking the words, “endeavor to” and “. . . but failure to mail such notice shall impose no obligation or liability of any kind upon the company.”

i)
In the event Contractor fails to procure and maintain the coverages required per contract, Time Warner Cable may, but is not obligated to, procure said insurance for the benefit of Time Warner Cable and its designee at the cost and expense of the Contractor.  This amount will be payable to Time Warner Cable upon demand.

j)
The Contractor will furnish Time Warner Cable with a certificate of insurance reflecting and confirming that the insurance is provided in accordance with the insurance provisions of the contract and will include a copy of all endorsements specifically applicable to Time Warner Cable. This certificate will be provided on the industry standard “ACORD” form and will be signed in ink with an original signature of an authorized representative of the insurance company.

k)
The minimum limits of insurance coverage required are subject to increase by Time Warner Cable if at any time Time Warner Cable deems necessary for adequate protection.  Within (30) days of demand for such increased coverage Contractor will deliver to Time Warner Cable evidence of such increased coverage in the form of an endorsement or replacement insurance policy or certificate and in keeping with all other insurance provisions contained herein.  To the extent such demand for increased coverage results in additional insurance premiums, Time Warner Cable agrees to reimburse Primal (Contractor) for such additional insurance premiums in accordance with the payment terms of this Contract.  In the event that the Contractor fails to procure or maintain the coverage required in accordance with these insurance provisions contained in the contract, Time Warner Cable may, but is not obligated to, procure said insurance at the sole cost and expense of Contractor.  This amount will be payable to Time Warner Cable on demand.

1 - 20

PRIMAL
MASTER SOFTWARE LICENSE AGREEMENT (Monthly)

l)	All of the conditions contained in this section will also apply to any subcontracted operations.

m)	Certificate Holder:
Time Warner Cable, its agents, affiliates & subsidiaries
290 Harbor Drive
Stamford, CT 06902
Attn: Risk Management

Primal Solutions, Inc. - Confidential
TWC/Primal MSLA
1 - 21

Primal/TWC Schedule 1 to MSLA

SCHEDULE 1

Dated as of December 11, 2002
to the
Master Software License Agreement dated as of December 11, 2002 by and between
Primal Solutions, Inc. as Licensor (“Primal”) and
Time Warner Cable Information Services (Maine), LLC, as Licensee (“Licensee”).

[Superseded by Schedule 2 under Attachment A to Amendment 2, effective January 1, 2005 to Master Software License Agreement
dated December 11, 2002 between Primal Solutions, Inc. and
Time Warner Cable Information Services (Maine), LLC]

Primal/TWC Schedule 1 to MSLA
December 11, 2002

1 - 22

SCHEDULE 2

Dated as of December 11, 2002
to the
Master Software License Agreement dated as of December 11, 2002 by and between
Primal Solutions, Inc. as Licensor (“Primal”) and
Time Warner Cable Information Services (Maine), LLC, as Licensee (“Licensee”).

[Superseded by Schedule 2 under Attachment A to Amendment 2, effective January 1, 2005 to Master Software License Agreement
dated December 11, 2002 between Primal Solutions, Inc. and
Time Warner Cable Information Services (Maine), LLC]

Primal/TWC Schedule 2 to MSLA
December 11, 2002
1 - 23

Primal/TWC Schedule 3 to MSLA

SCHEDULE 3

Dated as of December 11, 2002
to the
Master Software License Agreement dated as of December 11, 2002 by and between
Primal Solutions, Inc. as Licensor (“Primal”) and
Time Warner Cable Information Services (Maine), LLC, as Licensee (“Licensee”).

[Superseded by Schedule 3 under Attachment B to Amendment 2, effective January 1, 2005 to Master Software License Agreement
dated December 11, 2002 between Primal Solutions, Inc. and
Time Warner Cable Information Services (Maine), LLC]

Primal/TWC Schedule 3 to MSLA
December 11, 2002

1 - 24

Primal/TWC Schedule 4 to MSLA

SCHEDULE 4

Dated as of December 11, 2002
to the
Master Software License Agreement dated as of December 11, 2002 by and between
Primal Solutions, Inc. as Licensor (“Primal”) and
Time Warner Cable Information Services (Maine), LLC, as Licensee (“Licensee”).

PRIMAL Maintenance and Support Program

This Schedule is issued pursuant to the Master Software License Agreement identified above (the “Agreement”). All of the terms and conditions of this Schedule are incorporated into the Master Software License Agreement and made a part thereof.

1.	SERVICE PRIORITY LEVELS

PRIMAL will respond to Service Requests based on the following Priority Levels:

PRIORITY	DESCRIPTION	INITIAL RESPONSE	* TURN-AROUND	* PERMANENT FIX

1
PRIMAL Software is unusable and the Licensee cannot conduct business; failure of a major process that prevents Licensee from conducting its normal business. (e.g.,  provide real-time call processing, or run  mission critical PRIMAL Software).

		[***]	[***]	[***]
2	Severe loss of functionality to a group of users or to a single user running a business-critical operation.	[***]	[***]	[***]
3	Inconvenient situation whereby the PRIMAL Software is usable, but does not provide a function in the most convenient or expeditious manner.	[***]	Notification within [***] regarding intended action	[***]
4	Minor Software problem that does not prevent Licensee from doing their work.	[***]	Notification within [***] regarding intended action	N/A

[***]  Confidential portion omitted and filed separately with the Securities and Exchange Commission.

Primal/TWC Schedule 4 to MSLA
December 11, 2002

1 - 25

Primal/TWC Schedule 4 to MSLA

2.	SERVICE LEVEL PROCEDURES

The following process shall be used to address and resolve Service Requests.

When a fault is suspected, the Licensee must complete a PRIMAL Trouble Report Form (“Service Request”, example is provided as Exhibit A) and contact Customer Support via telephone or email. Work will not commence until a complete description of the suspected fault or problem has been received and documented

Initial Response: Within the designated Initial Response period, a PRIMAL Customer Service Agent (CSA) will notify Licensee of Trouble Report.  As part of the Initial Response, the  PRIMAL CSA shall advise Licensee of potential remedies, discuss and mutually agree on the Priority level, and initiate actions to address the Service Request.

Turn-Around:  Within the designated Turn-Around period, PRIMAL shall notify Licensee of the intended action for a temporary fix or work around.  If the resolution for the Turn-Around requires a temporary bug fix or software change, Primal shall provide the code within the Turn-around period.  If the Turn-Around requires a work around process or environmental change (hardware, network interface, OS or third party software), Primal shall advise Licensee of the steps to be taken to implement the work-around process.  In addition, within the designated Turn-Around Time or as soon as practical thereafter,  Primal shall advise Licensee of the intended actions for a Permanent Fix.

Permanent Fix  Within the designated Permanent Fix period, Primal will provide a software patch that corrects the condition that was the cause of the Service Request. If the Permanent Fix requires a changes to Licensee’s procedures or environmental change (hardware, network interface, OS or third party software), Primal shall advise Licensee of the steps to be taken to implement the Permanent Fix.

(*) Subject to Licensee’s right to retain after-hours support pursuant to Section 6.2.1, the time frames listed above are applicable during PRIMAL's Normal Support Hours. Priority 1 Service Requests will be handled in a sequential order unless multiple Priority 1 Service Requests exist on a given day, then Licensee and PRIMAL must agree on the appropriate Level 1 Service Request priorities daily.

NOTE: While PRIMAL will respond promptly to all Service Requests, it is necessary to prioritize Service Requests to meet all customer needs.  The priority of the Service Request will primarily be determined by the direct impact to the daily business operations of the Licensee. The priority will be determined and mutually agreed upon by Licensee and a PRIMAL CSA.

NOTE: Upon advanced notice by PRIMAL and approval by Licensee, and subject to Sections 1.4, 1.5, 1.7, 1.10, 5 and 6 of the Agreement, Licensee may be charged PRIMAL's hourly rates (set forth in 14.2 of the Agreement) for platform support, problems with Third-Party Software, improper use of the Program and for support of a Release that is not supported pursuant to the terms of the Agreement.

3.	CONTACT PROCEDURE

During Standard Support Hours, Contact the CSA First Level contact at the PRIMAL Office in Irvine, California. Contact with the PRIMAL support services can be made by telephone, voice-mail, e-mail, facsimile, or other means as agreed upon by PRIMAL and Licensee.  For Emergency Support outside of these hours, for Priority 1 and Priority 2 matters, contact shall be made to the designated Primal CSA by means agreed upon by Primal and Licensee.

1 - 26

Primal/TWC Schedule 4 to MSLA

Standard Support Hours. These are the hours that a Licensee may contact their designated support center as identified in the Contact Procedure Section. Standard Support Hours for the California-based office are 6:00 a.m. to 5:00 p.m. Pacific Standard Time (PST), Monday through Friday, excluding PRIMAL holidays, for Service Requests that are Priority 3 and 4 (medium to low priority) Service Requests as identified in Section 1 of this Exhibit.

Emergency Support. Priority 1 and 2 (high priority) Service Requests are taken 24 hours a day, 7 days a week, 365 days a year. See Section 1 above for the definition of Priority 1 and Priority 2 Service Requests.

4.	ESCALATION PROCEDURE

When a Service Request has missed its Initial Response or Turn-Around date, the escalation levels and contacts are as described as follows:

Step 1: If the CSA cannot be reached within one hour or has not responded satisfactorily, contact the Client Support Lead. If no response within half-an-hour, proceed to Step 2.

Step 2: Contact the Client Services Manager. If no response within half-an-hour, proceed to Step 3.

Step 3: Contact the President of PRIMAL.

5.             [***]

IN WITNESS WHEREOF, the parties hereto have executed this Schedule as of the date first written above.

Primal Solutions, Inc.		Licensee: Time Warner Cable Information Services (Maine), LLC By: Time Warner Entertainment Company, LP., Sole Member, through its Time Warner Cable Division
By:	/s/ Bill Salway	By:	/s/Gerald Campbell
	Signature		Signature
Name:	Bill Salway	Name:	Gerald Campbell
	Print or Type Name		Print or Type Name
Title:	President & CEO	Title:	Senior Vice President - Voice

[***]  Confidential portion omitted and filed separately with the Securities and Exchange Commission.

Primal/TWC Schedule 4 to MSLA
December 11, 2002

1 - 27

Primal/TWC Schedule 4 to MSLA

EXHIBIT A

PRIMAL TROUBLE TICKET FORM

Customer Information:

Company:	Name:
Address:	Preferred contact:
Country:	Zip:
Phone: Ext:	Fax:
E-mail:

Issue Information:

Date Reported:	Time:
Primal Priority Level

Technical Information:

Product:	OS:
Version:	Version (including Patch Releases):
Other Software on Host/Server/Workstation

Please describe problem:

When did problem begin?

Please list any subsequent occurrences:

Have you changed any hardware since the problem began? If yes, what?

Have you installed any software since the problem began? If yes

Has your system displayed any similar or related problems before? If so, how did you resolve each one?

If the problem causes any error messages to appear, please write down the exact text displayed and enter it here:

If the problem is reproducible, please list the steps required to cause it, leaving a blank line between steps:

If the problem is not reproducible (only happened once, or occasionally or for no apparent reason), please describe the circumstances in which it occurred and the symptoms observed:

If there's any additional information you'd like to tell us, please enter in the space below.

Primal/TWC Schedule 4 to MSLA
December 11, 2002

1 - 28

AMENDMENT 1 TO
MASTER SOFTWARE LICENSE AGREEMENT (THE “AGREEMENT”)
DATED DECEMBER 11, 2002
BETWEEN
Primal Solutions, Inc. (“Primal”)
AND
Time Warner Cable Information Services (Maine), LLC (“Licensee”)

Effective as of January 1, 2004 (the “Second Amendment Date”), the Agreement is amended as follows:

1.  In Section 1.1 of the Agreement:

(a)           After the words “with respect to such Programs (the “Designated Location(s)”)”, add the words “, or at the Hosted Environment (as defined in Section 1.5),”.

(b)           After the words “installs the Software at any other site(s) other than the Designated Location(s)”, add the words “or the Hosted Environment”.

(c)           After the words “internal data processing needs at the Designated Location(s)”, add the words “or the Hosted Environment”.

2.  In Section 1.7 of the Agreement:

(a)           In the first sentence, add the words “If and when Licensee desires to have the Installation installed at the Designated Location(s) as of any date after December 31, 2004,” before the words “Licensee shall prepare its Designated Location(s). . . ”.

(b)           In the first sentence, add the words “with at least ninety (90) days prior written notice” between the words “shall notify Primal” and “that the Designated Location(s) is so prepared. . .”.

3.  In Section 2.3 of the Agreement, replace the words “thirty (30) days” with the words “ninety (90) days” and replace the words “the one (1) year anniversary of the Effective Date” with the words “December 31, 2004”.

4.  In Section 3.2 of the Agreement, delete the words “and (ii) the number of call detail records”.

5.  In Section 9 of the Agreement:

(a)           Insert the words “(or Primal, prior to Designated Location Software Acceptance)” after the words “errors or defects of or in the Software, Licensee”.

2 - 1

(b)           Delete the words “, at its discretion,” before the words “regularly maintain and verify. . .”.

(c)           Add the words “After Designated Location Acceptance,” before the words “Primal shall not be held responsible for any loss or damage. . .”.

6.  In Section 12 of the Agreement, replace:

“If to Licensee:
Time Warner Cable Information Services (Maine), LLC
290 Harbor Drive
Stamford, CT 06902
attn: [   ]

With a copy to:
Time Warner Cable Information Services (Maine), LLC
290 Harbor Drive
Stamford, CT 06902
attn:  General Counsel”

with:

“If to Licensee:
Time Warner Cable Information Services (Maine), LLC
290 Harbor Drive
Stamford, CT 06902
attn: Gerry Campbell

With a copy to:
Time Warner Cable Information Services (Maine), LLC
290 Harbor Drive
Stamford, CT 06902
attn:  General Counsel”

7.  In Section 14.3 of the Agreement, replace the words “date of Hosted Software Acceptance” with the words “January 1, 2004“.

8.  Section  15.1 of the Agreement shall be deleted in its entirety and replaced with the following:

15.1 Source Code Escrow.  If and only if Licensee so requests in writing at any time: (i) Primal shall enter into an agreement (a “Source Code Escrow Agreement”) with an independent third party (an “Escrow Agent”) under which Primal is obligated to deposit a fully commented and documented copy of the source code form of the Program, a listing thereof and all relevant commentary,

2 - 2

including explanation, flow charts, algorithms and subroutine descriptions, memory and overlay maps and other documentation of the source code (“Commentary”, together with the source code and listing, the “Deposit”), and to continuously update such Deposit with a fully commented and documented copy of the source code form of all Error Corrections, Basic Enhancements and Releases (“collectively, “Updates”), a listing thereof and all relevant Commentary, as such Updates are released, (ii) Primal shall make the Deposit, and (iii) Primal shall facilitate and cooperate with the process of making Licensee a beneficiary under the Source Code Escrow Agreement such that the Escrow Agent will be obligated to notify Licensee in the event that Primal has not updated its Deposit upon its release of an Update, and such that the Escrow Agent will be obligated to release the Deposit to Licensee in the event of either of the following conditions:  (a) Primal breaches a material provision of Section 6 of this Agreement and fails to cure its breach within the time period(s) allotted therein (as applicable), or (b) Primal becomes the subject of an involuntary petition in bankruptcy or any involuntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors; provided however, that Primal shall have one hundred twenty (120) calendar days to cure said release condition in this subsection ‘(b)’ from the date of occurrence.  Primal hereby grants Licensee a license to use, copy, make derivative works from and otherwise modify the Deposit to support and maintain the Program upon release of the Deposit to Licensee pursuant to the Source Code Escrow Agreement.  Licensee shall pay the Escrow Agent all fees charged by the Escrow Agent for the rights afforded to Licensee pursuant to the Source Code Escrow Agreement in the event Licensee becomes a beneficiary thereto.  Licensee shall directly pay all such fees to the Escrow Agent.  Except for any fees or costs required by the Escrow Agent pursuant to the Source Code Escrow Agreement, Licensee shall be responsible for no other fees or payments arising from this Section 15.1.  For the avoidance of doubt, the Source Code Escrow Agreement is supplementary to this Agreement.

9.  Schedules 1 and 2 to the Agreement are hereby deleted in their entirety and replaced with Attachment A to this Amendment 1.

10.  Schedule 3 to the Agreement is hereby deleted in its entirety and replaced with Attachment B to this Amendment 1.

[Remainder of page intentionally left blank.]

2 - 3

Except as specifically set forth above, the terms and conditions of the Agreement shall remain unmodified.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment 1 as of the date first set forth above.

Primal Solutions, Inc.		Licensee: Time Warner Cable Information Services (Maine), LLC By: Time Warner Entertainment Company, LP., Sole Member, through its Time Warner Cable Division
By:	/s/Joseph Simrell	By:	/s/Carl Rossetti
	Signature		Signature
Name:	Joseph Simrell	Name:	Carl Rossetti
	Print or Type Name		Print or Type Name
Title:	President & CEO	Title:	Executive Vice President

2 - 4

Attachment A

SCHEDULE 2

Dated as of January 1, 2004
to the
Master Software License Agreement dated as of December 11, 2002, amended January 1, 2004 by and between
Primal Solutions, Inc. as Licensor (“Primal”) and
Time Warner Cable Information Services (Maine), LLC, as Licensee (“Licensee”).

[Superseded by Schedule 2 under Attachment A to Amendment 2, effective January 1, 2005 to Master Software License Agreement
dated December 11, 2002 between Primal Solutions, Inc. and
Time Warner Cable Information Services (Maine), LLC]

2 - 5

Annex A to Schedule 2

Documentation

Access IM System Guide, Version 7.2.5

Access IM Installation Guide, Version 7.2.5

Access IM User Guide, Version 7.2.5

Access IM Training Guide, Version 7.2.5

Connect RTR Rater Installation Guide, Version 4.5

Connect RTR Oracle Installation Guide, Version 4.5

Connect RTR User Guide, Version 4.5

Connect RTR Interface Protocol, Version 4.5

EBP&P System Guide, Version 3.0

EBP&P Training Guide, Version 3.0

EBP&P 1.1 Installation & Setup Guide, Version 3.0

BRMFS1 479378v1

2 - 6

Annex B to Schedule 2

Licensee-Provided Third Party Hardware

AIM01 – Mediation Server
Sun v240, 2 x 1 GHz CPU
4GB RAM, 4x36GB Disk

AIM02 – Mediation Server
Sun v240, 2 x 1GHz CPU
4GB RAM, 4x36GB Disk

Rater01 – Rating Server
Sun 280r, 2 x 900MHz CPU
2 GB RAM, 2x72GB Disk

Rater02 – Standby Rating Server
Sun 280r, 2 x 900MHz CPU
2 GB RAM, 2x72GB Disk

Database Server
Sun v440, 4 x 1GHz CPU
8GB RAM, 4x36GB int Disk
24x73GB external Disk
L8 Auto Loader

WPM01 – Web Server
Sun v120, 1 x 548MHz CPU
1GB RAM, 2X36GB Disk

WPM02- Web Server
Sun v120, 1 x 548MHz CPU
1GB RAM, 2X36GB Disk

2 - 7

Attachment B

SCHEDULE 3

Dated as of January 1, 2004
to the
Master Software License Agreement dated as of December 11, 2002, amended January 1, 2004 by and between
Primal Solutions, Inc. as Licensor (“Primal”) and
Time Warner Cable Information Services (Maine), LLC, as Licensee (“Licensee”).

[Superseded by Schedule 3 under Attachment B to Amendment 2, effective January 1, 2005 to Master Software License Agreement
dated December 11, 2002 between Primal Solutions, Inc. and
Time Warner Cable Information Services (Maine), LLC]

2 - 8

AMENDMENT 2 TO
MASTER SOFTWARE LICENSE AGREEMENT (THE “AGREEMENT”)
DATED DECEMBER 11, 2002 (AS AMENDED)
BETWEEN
PRIMAL SOLUTIONS, INC. (“PRIMAL”)
AND
TIME WARNER CABLE INFORMATION SERVICES (MAINE), LLC (“LICENSEE”)

Effective as of January 1, 2005  (the “Second Amendment Date”), the Agreement is amended as follows:

1.  In Section 1.7 of the Agreement, in the first sentence, before the words “Licensee shall prepare its Designated Location(s). . . ” replace the words “December 31, 2004” with  “December 31, 2005,”.

2.  In Section 2.3 of the Agreement, replace the words “December 31, 2004” with the words . “December 31, 2005,”.

3.  In Section 14.3 of the Agreement, replace the words “January 1, 2004” with the words “January 1, 2005“.

4.  Schedule 2 to the Agreement is hereby deleted in its entirety and replaced with Attachment A to this Amendment 2.

5.  Schedule 3 to the Agreement is hereby deleted in its entirety and replaced with Attachment B to this Amendment 2.

Except as specifically set forth above, the terms and conditions of the Agreement shall remain unmodified.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment 2 as of the Second Amendment Date.

Primal Solutions, Inc.		Licensee: Time Warner Cable Information Services (Maine), LLC By: Time Warner Entertainment Company, LP., Sole Member, through its Time Warner Cable Division
By:	/s/ Joseph Simrell	By:	/s/ Bonnie Blecha
	Signature		Signature
Name:	Joseph Simrell	Name:	Bonnie Blecha
	Print or Type Name		Print or Type Name
Title:	President & CEO	Title:	Senior Vice President
Date:	12-16-04	Date:	12-16-04

3 - 1

Attachment A
to
Amendment 2

SCHEDULE 2

This Schedule 2 is issued pursuant to the Master Software License Agreement, dated as of December 11, 2002, as amended (the “Agreement”). All of the terms and conditions of this Schedule are incorporated into the Agreement and made a part thereof.

1.             PROGRAMS

PRODUCT (OR SOFTWARE MODULE)	VERSION #
Access IM	7.2
Connect RTR	2.2
Connect WPM	2.0

2.             LICENSE FEES AND PAYMENT TERMS:
2.1.  Monthly Use License Fees
Licensee shall pay the Monthly Use License Fee as set forth in Table 2.1 below in accordance with this Section 2.1.
Primal will be allowed to perform remote log review on a monthly basis to determine appropriate Monthly Use License Fee, solely pursuant to Section 3.2 of the Agreement.
Monthly Use License Fee will be determined by multiplying the count of actual subscriber accounts registered in the [***] (hereafter, the “Subscriber Count”) times the price per subscriber set forth in Table 2.1 below.
Each calendar month, on the first calendar day of the month, Primal shall determine the Subscriber Count by performing a log review.  Primal shall provide invoice by email and fax to Licensee’s designated representative of the Subscriber Count and Monthly Use License Fee not less than 7 days after the first calendar day of each month.

Table 2.1 – Monthly Use License Fee Table
Tier	Minimum Subscribers	Maximum Subscribers	Price per Subscriber
1	1	50,000	[***]
2	50,001	100,000	[***]
3	100,001	200,000	[***]
4	200,001	300,000	[***]
5	300,001	400,000	[***]
6	400,001	500,000	[***]
7	500,001	600,000	[***]
8	600,001	700,000	[***]
9	700,001	800,000	[***]
10	800,001	900,000	[***]
11	900,001	1,000,000	[***]
12	1,000,001	1,100,000	[***]
13	1,100,001	1,200,000	[***]
14	1,200,001	1,300,000	[***]
15	1,300,001	1,400,000	[***]
16	1,400,001	1,500,000	[***]

[***]  Confidential portion omitted and filed separately with the Securities and Exchange Commission.

3 - 2

For illustration, if there are 250,500 Subscribers, the monthly fee is 250,500 x [***] = $[***].

Pricing in Table 2.1 shall remain in effect through December 31, 2005, and thereafter, Primal may adjust the prices no more than one (1) time annually upon sixty (60) days written notification to Licensee, provided however that any increase to the prices shall not exceed the lesser of: (a) the [***]; or (b) [***] percent ([***]%).

2.2. Standard Payment Terms:
Upon delivery of the invoice of Subscriber Count and Monthly Use License Fee referred to in Section 2.1 above, payment shall then be due, within sixty (60) days of Licensee’s receipt of such invoice, in accordance with this Agreement.

3.           DESIGNATED INSTALLATION LOCATION:

13241 Woodland Park Rd., Herndon, VA 20171 or at such other site designated by Licensee from time to time.

4.           SPECIAL CONTRACT TERMS:

Not applicable

5.           3RD PARTY SOFTWARE AND HARDWARE:

A.  Licensee-Provided Third Party Products:  Licensee shall be responsible for obtaining the Licensee-Provided Third Party Products and Services as set forth below:

Third Party Software:  Oracle Relational Database Management System, Enterprise Edition, version 8.1.7 for Sun Solaris 8 Operating System;

Third Party Hardware:

See Exhibit A to this Schedule, Third Party Hardware

B.  Primal-Provided Third Party Products:  Primal shall be responsible for obtaining the Primal-Provided Third Party Products as set forth below:

Novell Extend Application Server, Enterprise Edition, Version 3.75 (formerly Silverstream Application Server) for Unix Solaris version 8.

6.	SCALABILITY WARRANTY:
Primal represents and warrants that the Software licensed pursuant to this schedule [***] using the Third Party Product and Services set forth in this Schedule.  This warranty is subject to revision, by mutual written agreement, pursuant to the Statement of Work.  Primal also represents and warrants that the Software [***].

[***]  Confidential portion omitted and filed separately with the Securities and Exchange Commission.

3 - 3

IN WITNESS WHEREOF, the parties hereto have executed this Schedule effective as of January 1, 2005.

Primal Solutions, Inc.		Licensee: Time Warner Cable Information Services (Maine), LLC By: Time Warner Entertainment Company, LP., Sole Member, through its Time Warner Cable Division
By:	/s/ Joseph Simrell	By:	/s/ Bonnie Blecha
	Signature		Signature
Name:	Joseph R. Simrell	Name:	Bonnie Blecha
	Print or Type Name		Print or Type Name
Title:	President & CEO	Title:	Senior Vice President
Date:	12-16-04	Date:	Dec 21, 2004

BRMFS1 479378v1

3 - 4

Attachment B
to
Amendment 2

SCHEDULE 3

This Schedule is issued pursuant to the Master Software License Agreement, dated as of December 11, 2002, as amended (the “Agreement”). All of the terms and conditions of this Schedule are incorporated into the Agreement and made a part thereof.

1.	THE SERVICES
Primal will provide the following services during the Hosting Period (as defined in Section 4 of this Schedule).

a. Application Management Services: Primal will perform Application Management Services at the frequency set forth below for each division.

Table 1.a Application Management Services
Process	Detail	Frequency
Rate Plan Maintenance	Re-configure rate plan, charges and rules according to Licensee’s written instructions to make such changes as required by the business	As required
Location Data	Load and maintain location data	As location data is updated from CCMI service, but not more frequently than once a week*
[***]	Update the [***] as the data is received in an agreed upon format from Licensee	As [***], but not more frequently than once daily
Cycle Billing	Creation of ‘lock-box’ files for billing	Unlimited files per cycle as per Licensee’s instructions; two cycles per month on the dates designated by Licensee. At Licensee’s request, cycles may be daily instead of monthly.
Software Statistical Reports
Upon request from Licensee, Primal will provide Licensee with the reports detailed in the Documentation in ASCII or PDF format as available.  (Note: Authorized personnel from Licensee can be given access to the system for running reports after they have been trained)
Weekly as requested
Operating System and database management	Proactive monitoring and administration of all aspects of the Sun operating system and Oracle RDBMS)	As required
Monthly Archiving and Purging	Archive source data files from Access IM application and billed CDR data from Connect RTR CDR Repository to appropriate backup media. Archive media will be provided to Licensee.	One time per month

[***]  Confidential portion omitted and filed separately with the Securities and Exchange Commission.

3 - 5

Table 1.a Application Management Services
Process	Detail	Frequency
Monthly backup of rated data (anything rated greater than $0.00)	Format of Data must be retrievable by Licensee in a file format type specified by Licensee.	Monthly

*CCMI Rate Location data as provided under Licensee’s subscription service to the CCMI Qtel 9000 database.

b. Application Hosting Services: Primal will provide Application Hosting Services as set forth below.

Process	Detail	Frequency
Data Center	Host Licensee’s servers in [***], subject to the Hosting Service Levels as set forth in Section 3 below	Not Applicable
Daily Backup	Daily Backup of operational and configuration data for each of the Hosted Applications and storage of backup media off-site	Daily
System Backup	Complete System Backup and storage of backup media off-site	Weekly

All backup media used in conjunction with the Application Hosting Services shall be provided to Licensee’s designated representative within fifteen (15) days after the termination of this Schedule.

-	Project Management – Primal will provide overall project management and coordination of the above tasks with the appropriate Time Warner Cable personnel.

2.	FEES AND PAYMENT TERMS:
Monthly Fees for services provided pursuant to this schedule shall be paid in accordance with Section 3.1 of the Agreement according to the schedule set forth below.
a.	Application Management Fees
Licensee shall pay [***] dollars ($[***]) per calendar month for Application Management services.
Should the number of hours expended by Primal for Application Management services exceed [***] ([***]) hours in any calendar month, Licensee shall pay for additional Technical Support services at $[***] per hour for each hour in excess of such [***] hours.
Licensee shall have the right to terminate the Application Management services provided under this section, for any reason or no reason, upon ninety (90) days written notice to Primal, provided that no such termination shall be effective prior to December 31, 2005.

b.	Hosting Services

Monthly Hosting Fee of $[***] per month shall be paid in accordance with Section 3.1 of the Agreement. Licensee shall have the right to terminate the Hosting Services provided under this section, for any reason or no reason, upon ninety (90) days written notice to Primal, provided that no such termination shall be effective prior to December 31, 2005.

c.	Miscellaneous Fee and Payment Terms

[***]  Confidential portion omitted and filed separately with the Securities and Exchange Commission.

3 - 6

Pricing in Section 2 shall remain in effect for 12 months from January 1, 2005, and thereafter, Primal may adjust the prices no more than one (1) time annually upon sixty (60) days written notification to Licensee, provided however that any increase to the prices shall not exceed the lesser of: (a) the [***]; or (b) [***] percent ([***]%).

Licensee will reimburse Primal any actual costs for backup media.

3.           APPLICATION HOSTING SERVICE LEVELS:
Subject to the terms of this Agreement, Primal shall provide the Hosting Services 24 hours per day, 7 days per week throughout the Term of this Schedule 3.

A.           UPTIME.  The Availability (defined below) of the Hosted Applications CDR Collectors shall be at least 99.99% during each month of the Term.  “Availability” shall mean (y) Available for Use, divided by (z) Scheduled Uptime less Excused Downtime.  For purposes of clarification, availability shall be calculated separately for each Product that is a part of the Agreement.  The following definitions shall apply:

(1)           “Available For Use” shall mean the aggregate amount of time in any month that substantially all of the features and functionality of the Applications intended to be accessed or otherwise used by Licensee’s employees, agents and Contractors, (“End-Users”) are accessible to and usable by the End-Users.  The Applications Services shall not be deemed unavailable (i.e. not “Available For Use”) if the features and/or functionality become unavailable in connection with any factors beyond Primal’s control.  Such factors include, without limitation:

(a)           failures of personal computers, laptops, phones, and other devices used by the Licensee’s End-Users or Subscribers (as defined in the Agreement), and any failure caused by an End-User or subscriber;

(b)           failure of any public or private switched networks or Internet backbones or any circuit or link to such networks or backbones not within the end-to-end solution provided by or through Primal hereunder;

(c)           force majeure events; and,

(d)           the inability of any End-User or Licensee’s Subscribers  to access the Hosted Applications because of any problem with its service provider(s).

(2)           “Excused Downtime” shall mean the aggregate amount of time in any calendar month during Scheduled Uptime during which the Hosted Applications are not Available For Use, other than for emergency repairs if and to the extent such unavailability is mutually agreed upon in writing in advance by the parties pursuant to a mutually agreed upon maintenance schedule.  Any Excused Downtime shall occur between the hours of 2 am to 5 am Eastern Time unless otherwise instructed by Licensee, and shall not exceed 8 hours per month. Primal shall provide Licensee with prior notification of such Excused Downtime.

(3) “Scheduled Uptime” shall mean 24 hours per day, 7 days per week, 365 days per year unless otherwise agreed to by the parties.

B.           FACILITIES.
The hosted applications shall be located in [***].  Servers shall be located in a secure location with restricted electronic

[***]  Confidential portion omitted and filed separately with the Securities and Exchange Commission.

3 - 7

access control.  For the avoidance of doubt, Primal shall take any steps necessary to protect Licensee’s Confidential Information while it is in Primal’s possession or control pursuant to this Schedule in accordance with Section 4.3 and 4.4 of the Agreement.  Primal shall provide sufficient power for the servers and uninterruptible power supply using 120VAC circuits with a minimum of 20 amps rating.  Licensee’s servers shall be located on a dedicated server rack. Primal’s battery back-up and UPS will allow the servers to run for a minimum of two hours plus whatever time required for a ‘graceful shutdown’ should power not be restored in the event of a power outage.

Primal shall provide network connectivity to and from the Hosted Applications through dedicated T-1 speed network connection.  In addition, Primal shall provide backup connectivity through Primal’s current corporate T-1 speed network connection in the event that primary connectivity through the dedicated T-1 is interrupted.

C.           ISSUE RESOLUTION AND PROCEDURES.

1.	FAILURE NOTIFICATION METHOD

Notification method of a hosting related failure of Priority 1 or 2 (as set forth in Table C3) will be a Primal internal alarm and Licensee notification to the individual or group identified by Licensee, by the means (e.g., e-mail and/or phone) identified by Licensee, depending upon failure type, within the time frames set forth in Table C3. Primal will notify Licensee of any failure that triggers an internal alarm and provide Licensee with course of action for correction. Licensee will notify Primal within a reasonable amount of time of any failure detected by Licensee.

2.	PROBLEM RESPONSE AND ESCALATION PROCEDURE

Contact the Primal Customer Service Analyst (“CSA”) First Level contact at the Primal Office in Irvine, California. Contact with the Primal support services can be made by telephone, voice-mail, e-mail, facsimile, or other means as agreed upon in writing by Primal and Licensee.  When a Service Request has missed its Initial Response or Turn-Around target, the escalation levels and contacts are as described as follows:

Step 1: If the CSA cannot be reached within one hour or has not responded satisfactorily, contact the Licensee Support Lead. If no response within half-an-hour, proceed to Step 2.

Step 2: Contact the Licensee Services Manager. If no response within half-an-hour, proceed to Step 3.

Step 3: Contact the President of Primal.

3.	RESPONSE TIMES

Response times for Service Requests are Set Forth in Table C3 below. Hardware Components are defined as any part of the hardware infrastructure that supports hosted Primal programs, to include server network, server hardware, embedded server software, Internet connection, power system and backup system.

Table C3 - Primal will respond to Service Requests based on the following Priority Levels:

PRIORITY	DESCRIPTION	INITIAL RESPONSE	WORK-AROUND (SUFFICIENT TO CONDUCT BUSINESS)	PERMANENT FIX

3 - 8

1 – Fatal (Licensee Owned Hardware)	Failure of a Licensee owned hardware component that renders Primal Software as unusable and the Licensee cannot conduct business	[***]	[***]	[***]
1 – Fatal	Complete failure of a hardware component that renders Primal Software as unusable and the Licensee cannot conduct business	[***]	[***]	[***]
2 – Severe	Severe loss of a hardware component. Application still operational, but adversely effects applications, and limits Licensee from conducting its normal business.	[***]	[***]	[***]
3 – Moderate	Inconvenient situation whereby a hardware failure effects the application, but does not limit Licensee from conducting its normal business.	[***]	[***]	[***]

4.	SERVICE LEVEL PARAMETERS

Licensee Owned Hardware failure: In the event of a failure is related to the Licensee owned Hardware, Primal must determine the cause of the failure.  If the cause of failure is due to a failure of Licensee Owned Hardware, Primal will contact Licensee’s technical service representatives on behalf of Licensee and will allow access to the Hosted Environment within the Target Turn Around as set forth above. Primal will not attempt to repair Licensee owned hardware.

Initial Response: Within the designated Initial Response period, a Primal CSA will notify Licensee of Trouble Report.  As part of the Initial Response, the Primal CSA shall advise Licensee of potential remedies, discuss and mutually agree on the Priority level, and initiate actions to address the Service Request.

Turn-Around:  Within the designated Turn-Around period, Primal shall notify Licensee of the intended action for a temporary fix or work around.  If the resolution for the Turn-Around requires a temporary fix or workaround, Primal shall provide the workaround within the Turn-around period.  In addition, within the designated Turn-Around Time or as soon as practical thereafter, Primal shall advise Licensee of the intended actions for a Permanent Fix.

Permanent Fix:  Within the designated Permanent Fix period, Primal will provide the solution that corrects the condition that was the cause of the Service Request. If the Permanent Fix requires a change to Licensee’s procedures or environmental change (hardware, network interface, OS or third party software), Primal shall advise Licensee of the steps to be taken to implement the Permanent Fix.

5.	[***]

[***]  Confidential portion omitted and filed separately with the Securities and Exchange Commission.

3 - 9

4.           TERM.  The Hosting Period shall commence on January 1, 2005, and continue for one (1) year thereafter, provided that Licensee shall have the right to terminate the Hosting Period, upon at least ninety (90) days written notice to Primal, provided further that no such termination shall be effective prior to December 31, 2005.  The Hosting Period shall automatically renew for an additional one (1) year terms, subject to price increase pursuant to Section 2.d, unless Licensee notifies Primal, at least ninety (90) days prior to the end of the then-current term, that it does not wish to renew the Hosting Period.  Subsequent to December 31, 2005, Licensee shall have the right to terminate the Hosting Period at any time upon ninety (90) days written notice to Primal.

IN WITNESS WHEREOF, the parties hereto have executed this Schedule effective as of January 1, 2005.

Primal Solutions, Inc.		Licensee: Time Warner Cable Information Services (Maine), LLC By: Time Warner Entertainment Company, LP., Sole Member, through its Time Warner Cable Division
By:	/s/ Joseph Simrell	By:	/s/ Bonnie Blecha
	Signature		Signature
Name:	Joseph Simrell	Name:	Bonnie Blecha
	Print or Type Name		Print or Type Name
Title:	President & CEO	Title:	Senior Vice President
Date:	12-16-04	Date:	12-16-04

3 - 10

THIRD Amendment
to
Master Software License Agreement

This Third Amendment to Master Software License Agreement (“Amendment”) is made effective as of July 27, 2006 (the “Effective Date”), by and between Time Warner Cable Inc., a Delaware corporation (“TWC”), and Primal Solutions, Inc., a Delaware corporation (“Primal”).

Recitals

A.           TWC (as assignee of Time Warner Cable Information Services (Maine), LLC) and Primal are parties to that certain Master Software License Agreement, dated December 11, 2002 (as amended, the “Agreement”), which sets forth the terms and conditions pursuant to which Primal licenses certain software (the “Primal Software”) to TWC and performs related services (the “Primal Services”).

B.           Primal and TWC desire to amend the Agreement to permit TWC to use the Primal Software and the Primal Services for a transitional period of time (the “Transition Services”) for and on behalf of Comcast Corporation and its affiliates (“Comcast”) with respect to certain TWC cable television systems that may be acquired by Comcast from TWC pursuant to certain pending transactions between TWC and Comcast (the “Comcast Transactions”).

C.           Capitalized terms not otherwise defined in this Amendment have the meanings given in the Agreement.

Agreement

In consideration of the foregoing and the mutual covenants and agreements set forth below, the parties hereby agree, and the Agreement is hereby amended, as follows:

1.           Provision of Transition Services to Comcast.  Notwithstanding anything to the contrary in the Agreement, including Sections 1.1 and 1.2 of the Agreement, Primal hereby consents to TWC using the Primal Software and the Primal Services to provide Transition Services to Comcast and its subscribers with respect to any TWC cable television systems transferred by TWC to Comcast pursuant to the Comcast Transactions.  TWC may provide the Transition Services to Comcast until the earlier of (i) the expiration or termination of this Agreement and (ii) December 31, 2007.  TWC agrees to include such Comcast subscribers in TWC’s Subscriber Count (as defined in Schedule 2 of the Amended Agreement) and is responsible for payment of related license fees to Primal according to the terms of the Master Software License Agreement, as amended.

4 - 1

2.           No Other Amendments.  The Agreement shall remain in full force and effect without change, except as specifically set forth in this Amendment.

3.           Counterparts.  This Amendment may be executed in more than one counterpart, each of which shall be deemed to be an original and all of which together shall be deemed a single document.  Signatures delivered by facsimile shall have the same force and effect as original signatures.

[SIGNATURE PAGE FOLLOWS]

4 - 2

The parties have executed this Amendment as of the Effective Date.

TIME WARNER CABLE INC.
By:	/s/ Bonnie Blecha
Name:	Bonnie Blecha
Title:	Sr. Vice President

PRIMAL SOLUTIONS, INC.
By:	/s/ Joseph R. Simrell
Name:	Joseph R. Simrell
Title:	CEO and Chairman

4 - 3

FOURTH AMENDMENT

Dated as of January 1, 2006
to the
Master Software License Agreement (the “Agreement”) dated as of December 11, 2002 by and between
Primal Solutions, Inc. as Licensor (“Primal”) and
Time Warner Cable Information Services (Maine), LLC (“TWCIS”),
as amended pursuant to Amendment 1 dated as of January 1, 2004 by and between Primal and TWCIS,
as amended pursuant to Amendment 2 dated as of January 1, 2005 by and between Primal and TWCIS,
and as amended pursuant to the Third Amendment dated as of July 27, 2006 by and between Primal and Time Warner Cable Inc., as assignee of TWCIS.

Effective as of date first set forth above, the Agreement is amended as follows:

1.	Section 16.14 of the Agreement is hereby deleted in its entirety and replaced with the following:

16.14 Affiliates.  For purposes of this Agreement, Licensee’s “Affiliates” shall mean any entity controlled by, under common control with, or controlling (a) Licensee or (b) Advance/Newhouse Partnership, and Primal’s “Affiliates” shall mean any entity controlled by, under common control with, or controlling Primal.  Licensee’s Affiliates shall have the right to purchase Software, pursuant to a Schedule under this Agreement, under the same terms and conditions as does Licensee.

2.	Section 2.1 (but not Table 2.1) of Schedule 2 to the Agreement is deleted in its entirety and replaced with the following:

“2.1     Monthly Use License Fees
Licensee shall pay the Monthly Use License Fee as set forth in Table 2.1 below in accordance with this Section 2.1.

Primal will be allowed to perform remote log review on a monthly basis to determine appropriate Monthly Use License Fee, solely pursuant to Section 3.2 of the Agreement

Such Monthly Use License Fee will be determined by multiplying the aggregate number of actual subscriber accounts registered in the [***] (hereafter, the “Subscriber Count”), time the price per Subscriber set forth in Table 2.1 below.

[***]  Confidential portion omitted and filed separately with the Securities and Exchange Commission.

Primal TWC 4th Amendment to MSLA
January 1, 2006                                                                                                                                                      Initials ____________
5 - 1

Each calendar month, on the first calendar day of the month, Primal shall determine Subscriber Count by performing a log review.  Primal shall provide invoice by email and fax Licensee’s designated representative of the Subscriber Count and Monthly Use License Fee not less than 7 days after the first calendar day of each month.”

3.	Primal acknowledges that Time Warner Cable Inc. has assigned the Agreement to its subsidiary Time Warner Cable LLC.

IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amendment as of the date written above.

Primal Solutions, Inc.		Time Warner Cable LLC
By:	/s/ Joseph R. Simrell	By:	/s/ Bonnie Blecha
	Signature		Signature
Name:	Joseph R. Simrell	Name:	Bonnie Blecha
	Print or Type Name		Print or Type Name
Title:	President & CEO	Title:	Sr. Vice President

Primal TWC 4th Amendment to MSLA
January 1, 2006                                                                                                                                                      Initials ____________
5 - 2